Exhibit 1.2

PATTERN ENERGY GROUP INC.

(a Delaware corporation)

$225,000,000

4.00% Convertible Senior Notes due 2020

PURCHASE AGREEMENT

Dated: July 22, 2015

PATTERN ENERGY GROUP INC.

(a Delaware corporation)

$225,000,000

4.00% Convertible Senior Notes due 2020

PURCHASE AGREEMENT

July 22, 2015

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

BMO CAPITAL MARKETS CORP.

CITIGROUP GLOBAL MARKETS INC.

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

      One Bryant Park

      New York, New York 10036

Ladies and Gentlemen:

Pattern Energy Group Inc., a Delaware corporation (the “Company”), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), BMO Capital Markets Corp. and Citigroup Global Markets Inc. and each of the other Initial Purchasers named in Schedule A hereto (collectively, the “Initial Purchasers,” which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Merrill Lynch, BMO Capital Markets Corp. and Citigroup Global Markets Inc. are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of $225,000,000 aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2020 (the “Firm Notes”) and (ii) the grant by the Company to the Initial Purchasers, acting severally and not jointly, of the option to purchase all or any part of an additional $33,750,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2020 (the “Optional Notes” and, together with the Firm Notes, the “Notes”) to cover over-allotments, if any. The Notes are to be issued pursuant to an indenture dated as of July 28, 2015 (the “Indenture”) among the Company, Pattern US Finance Company LLC, as guarantor (the “Notes Guarantor”), and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”). The Notes will be guaranteed (the “Guarantee,” together with the Firm Notes, the “Firm Securities,” and together with the Optional Notes, the “Optional Securities”) by the Notes Guarantor and will have terms and provisions that are summarized in the Offering Memorandum (as defined below). The Firm Securities and the Optional Securities are collectively referred to herein as the “Securities.”

The Company understands that the Initial Purchasers propose to make an offering of the Securities on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers (“Subsequent Purchasers”) at any time after this Agreement has been executed and delivered (in Canada, through their respective registered dealer affiliates or other persons who, in each case, are registered in the appropriate category to sell the Securities on a private placement basis under Canadian Securities Laws (as defined below)). The Securities are to be offered and sold through the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), and without a prospectus under applicable Canadian Securities Laws, in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire Securities may only resell or otherwise transfer such Securities if such Securities are registered after the date hereof under the Securities Act or if an exemption from the registration requirements of the Securities Act is available (including the exemption afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the Securities Act (the “Securities Act Regulations”) by the Securities and Exchange Commission (the “Commission”) and, where applicable, pursuant to available exemptions from the prospectus requirement under applicable Canadian Securities Laws).

The Notes will be convertible into fully paid, non-assessable shares of Class A common stock, par value $0.01 per share, of the Company (“Common Stock”). The Notes will be convertible initially at a conversion rate of 35.4925 shares per $1,000 principal amount of the Notes, on the terms, and subject to the conditions, set forth in the Indenture. As used herein, “Conversion Shares” means the shares of Common Stock into which the Notes are convertible. This Agreement, the Indenture and the Notes are referred to herein collectively as the “Operative Documents.”

The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated July 21, 2015 prior to the Applicable Time (as defined below) (the “Preliminary Offering Memorandum”) and has prepared and will deliver to each Initial Purchaser, on the date hereof or the next succeeding day, copies of a final offering memorandum dated July 22, 2015 (the “Final Offering Memorandum”), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, including, as may be applicable, any amendment or supplement to either such document), including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers, in the case of the Preliminary Offering Memorandum prior to the Applicable Time, in connection with their solicitation of purchases of, or offering of, the Securities. The Company will prepare a final term sheet reflecting the final terms of the Securities, in the form set forth in Schedule B hereto (the “Final Term Sheet”), and will deliver such Final Term Sheet to the Initial Purchasers prior to the Applicable Time in connection with their solicitation of purchases of, or offering of, the Securities. The Company and the Initial Purchasers each agree that, unless it obtains the prior written consent of the other, it will not make any offer relating to the Securities by any written materials other than the Offering Memorandum and the Issuer Written Information. “Issuer

Written Information” means (i) any writing intended for general distribution to investors as evidenced by its being specified in Schedule C hereto, including the Final Term Sheet, (ii) any “road show” that is a “written communication” within the meaning of the Securities Act, and (iii) any General Solicitation (as defined below) that is set forth on Schedule C hereto. “General Disclosure Package” means the Preliminary Offering Memorandum and any Issuer Written Information specified on Schedule C hereto and issued at or prior to 8:00 p.m., New York City time, on July 22, 2015 or such other time as agreed by the Company and the Representatives (such date and time, the “Applicable Time”).

As more fully described in the Offering Memorandum, concurrently with this offering, the Company is offering 5,435,000 shares of Common Stock (or 6,250,250 shares of Common Stock if the underwriters in that offering exercise their over-allotment option in full to purchase additional shares) (collectively, the “Offered Shares”) pursuant to an underwritten public offering.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “described,” “included” or “stated” in the Offering Memorandum (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Offering Memorandum; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the requirements of applicable securities laws in each province and territory of Canada, including applicable published national and local instruments, policy statements, notices, blanket rulings and orders of Canadian securities regulators (“Canadian Securities Laws”), which is incorporated by reference in the Offering Memorandum. All references in this Agreement to “$,” “US$” or “dollars” are to the lawful currency of the United States.

1. Representations and Warranties of the Company and the Notes Guarantor. The Company and the Notes Guarantor, jointly and severally, represent, warrant and agree with each Initial Purchaser as of the date hereof, and unless a representation or warranty set forth below is limited to a particular time or date, as of the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agree with each Initial Purchaser, as follows (references in this Section 1 to the “Offering Memorandum” are to (x) the General Disclosure Package in the case of representations and warranties made as of the date hereof, and (y) the Final Offering Memorandum in the case of representations and warranties made as of the Closing Time):

(a) The Company hereby confirms that it has authorized the use of the General Disclosure Package, including the Preliminary Offering Memorandum and the Final Term Sheet, and the Final Offering Memorandum in connection with the offer and sale of the Securities by the Initial Purchasers. The Securities are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act, or quoted in a U.S. automated interdealer quotation system. In Canada, the Company is a reporting issuer in each of the provinces and territories and the

Securities may be sold through registrants who are registered in the appropriate category (or have an appropriate exemption therefrom) to sell the Securities on a private placement basis to “accredited investors” (as defined in National Instrument 45-106 – Prospective Exemptions and the Securities Act (Ontario)) subject to compliance with applicable Canadian Securities Laws.

(b) Assuming the accuracy of the representations and warranties of each Initial Purchaser contained in Section 6 hereof and its compliance with the agreements set forth therein and the accuracy of the representations and warranties contained in the Offering Memorandum of persons to whom the Initial Purchasers sell the Securities, it is not necessary, in connection with the issuance and sale of the Securities to such Initial Purchaser, the offer, resale and delivery of the Securities by such Initial Purchaser and the conversion of the Notes into Conversion Shares, in each case in the manner contemplated by this Agreement, the Indenture and the Offering Memorandum, to register the Securities or the Conversion Shares under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”) or to file a prospectus in Canada with the securities commissions or other securities regulatory authorities in each of the provinces and territories of Canada (the “Canadian Securities Commissions”) in connection with the Securities. None of the Company or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act (“Regulation D”)), has, directly or through an agent (except that the Company and the Notes Guarantor make no representation or warranty as to any activity of the Initial Purchasers), engaged in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act Regulations (each, a “General Solicitation”) other than any General Solicitation set forth on Schedule C hereto.

(c) None of the Company or any of its subsidiaries (as defined below) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any “security” (as defined in the Securities Act) that is or will be integrated with the sale of the Securities or the Conversion Shares in a manner that would require registration under the Securities Act of the Securities or the Conversion Shares.

(d) Each document, if any, filed or to be filed pursuant to the Exchange Act or Canadian Securities Laws and incorporated by reference in the General Disclosure Package or the Final Offering Memorandum complied or will comply when it is filed in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder and with Canadian Securities Laws. As of the Applicable Time, neither (A) the General Disclosure Package nor (B) any Issuer Written Information, when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Final Offering Memorandum, as of its date, at the Closing Time or at any Date of Delivery, did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The documents incorporated or deemed to be incorporated by reference in the General Disclosure Package or the Final Offering Memorandum, when read together with the other information in the General Disclosure Package and the Final Offering Memorandum, as the case may be, did not, does not and will not as of the Applicable Time and the Closing Time contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the General Disclosure Package or the Final Offering Memorandum made in reliance upon and in conformity with written information furnished to the Company by any Initial Purchaser through the Representatives expressly for use therein. For purposes of this Agreement, the only information so furnished shall be the information in the first paragraph under the heading “Plan of Distribution–Commissions and Discounts” and the information in the first paragraph under the heading “Plan of Distribution–Price Stabilization, Short Positions” (collectively, the “Initial Purchaser Information”).

(e) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own or hold its property and to conduct its business as described in the General Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing, as applicable, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package and the Offering Memorandum.

(f) Each of the entities set out on Schedule D hereto (collectively the Company’s “subsidiaries”) has been duly incorporated or formed, is validly existing as a corporation, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or similar legal entity in good standing (or similar status to the extent it exists) under the laws of the jurisdiction of its incorporation or formation, as the case may be, has the corporate, limited liability company, limited partnership, unlimited liability company, sociedad por acciones, sociedad de responsabilidad limitada or other applicable power and authority, as the case may be, to own its property and to conduct its business as described in the General Disclosure Package and the Offering Memorandum and is duly qualified to transact business and is in good standing (or, in each case, such similar status in such jurisdiction) in each jurisdiction in which the conduct of its business or its ownership or leasing, as the case may be, of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect or a material adverse effect on the ability of the Company and its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package and the Offering Memorandum.

(g) The Company owns, directly or indirectly, the equity interests of its subsidiaries in the manner set forth on Schedule D hereto, all of the issued shares of share or partnership capital of each subsidiary has been duly authorized and validly issued in accordance with the organizational documents of each such subsidiary, and has been fully paid (to the extent required under such organizational documents) and, other than any general partner interests in any of the subsidiaries, is non-assessable (except (i) in the case of an interest in a Delaware limited liability company, as such non-assessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), (ii) in the case of a limited partner interest in a Delaware limited partnership, Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and (iii) in the case of an interest in an entity formed under the laws of a foreign jurisdiction, as such non-assessability may be affected by similar provisions of such jurisdiction’s statutory rules (including, in the case of Pattern Canada Operations Holdings ULC, Pattern Operators Canada ULC and Pattern Canada Finance ULC, the unlimited liability nature of shares of unlimited liability companies)), and the Company owns, directly or indirectly, such equity interests free and clear of all liens, encumbrances, securities interests, charges or other claims (collectively, “Liens”) other than (i) those described in or under agreements contemplated by the General Disclosure Package and the Offering Memorandum, or (ii) as do not materially affect the value of such property or interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the General Disclosure Package and the Offering Memorandum.

(h) The authorized share capital of the Company conforms in all material respects to the description thereof contained in each of the General Disclosure Package and the Offering Memorandum.

(i) This Agreement has been duly authorized, executed and delivered by the Company and the Notes Guarantor.

(j) The Indenture has been duly authorized by the Company and the Notes Guarantor and, when duly executed and delivered by the Company, the Notes Guarantor and the Trustee, will constitute a valid and binding agreement of the Company and the Notes Guarantor, enforceable against the Company and the Notes Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law); and the Indenture conforms in all material respects to the description thereof contained in the Offering Memorandum.

(k) The Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture; and the Notes conform in all material respects to the description thereof contained in the Offering Memorandum.

(l) The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable, and the issuance of such Conversion Shares will not be subject to any preemptive or similar rights.

(m) Except as would not be reasonably expected to have a Material Adverse Effect, the Company and its subsidiaries, as applicable, have satisfactory title to, or valid rights to use or manage, all properties that are, individually and in the aggregate, required to enable the Company and its subsidiaries to conduct their operations as contemplated by, and subject to the limitations set forth in, the General Disclosure Package and the Offering Memorandum.

(n) Except as described in the General Disclosure Package and the Offering Memorandum, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests of the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding, or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options.

(o) Neither the Company nor any of its subsidiaries is (i) in violation of its charter, by-laws or similar organizational document, (ii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound or to which any of the properties or assets of the Company or any subsidiary is subject, or (iii) in violation of any law, statute, rule, regulation, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, assets or operations, except, in the cases of clauses (ii) and (iii), for such defaults and violations that would not reasonably be expected to have a Material Adverse

Effect or a material adverse effect on the ability of the Company or any of its subsidiaries, taken as a whole, to perform its obligations under this Agreement or to consummate the transactions contemplated by the General Disclosure Package and the Offering Memorandum.

(p) None of the execution and delivery by the Company or the Notes Guarantor of the Operative Documents and the consummation of the transactions contemplated thereby and by the General Disclosure Package and the Offering Memorandum, including the application of the net proceeds to the Company from this offering in the manner described under the heading “Use of Proceeds” in the Offering Memorandum, will conflict with, result in a breach of or constitute a default under (A) any provision of law applicable to the Company or any of its subsidiaries, (B) the charter, by-laws or similar organizational document of the Company or any of its subsidiaries, (C) any agreement or other instrument binding upon the Company and its subsidiaries that is material to the Company and its subsidiaries, taken as a whole, or (D) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, except in the case of clauses (A), (C) and (D), for any such breach, violation, or default that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on the ability of the Company and the Notes Guarantor to perform their obligations under the Operative Documents or to consummate the transactions contemplated thereby and by the General Disclosure Package and the Offering Memorandum.

(q) Each agreement or other instrument listed on Schedule E hereto (each as amended, a “Covered Agreement,” and collectively, the “Covered Agreements”) is a valid and legally binding agreement of the Company and its subsidiaries, as applicable, enforceable against each such party in accordance with its terms, except, with respect to each Covered Agreement, the enforceability thereof may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(r) Assuming the accuracy of each Initial Purchaser’s representations and warranties in Section 6 hereof and the representations and warranties in the Offering Memorandum of persons in Canada to whom the Initial Purchasers sell the Securities, no consent, approval, authorization or order of, or filing or registration with, any governmental body or agency having jurisdiction over the Company or any of its subsidiaries is required for the issuance and sale of the Securities and the issuance of the Conversion Shares, the execution, delivery and performance of (A) the Operative Documents by the Company and the Notes Guarantor and (B) the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in each of the General Disclosure Package and the Offering Memorandum and the consummation of the transactions contemplated hereby and thereby, except for (i) such consents, approvals, authorizations, orders, registrations or qualifications as may be required under applicable state or foreign securities laws in connection with the purchase and sale of the Securities by the Initial Purchasers and the listing of the Conversion Shares on The NASDAQ Global Select Market (“Nasdaq”) and the Toronto Stock Exchange (“TSX”) and (ii) such filings as may be required under the Exchange Act and Canadian Securities Laws (including filing of a copy of the Offering Memorandum and reports of exempt distributions on Form 45-106F1 and, if applicable, Form 45-106F6).

(s) The historical financial statements of the Company, South Kent Wind LP, Grand Renewable Wind LP, Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC (in each case, including the related notes thereto) included or incorporated by reference in each of the General Disclosure Package and the Offering Memorandum (collectively, the “Financial Statements”) present fairly in all material respects the financial position, results of operations and cash flows of each of the Company, South Kent Wind LP, Grand Renewable Wind LP, Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC, as applicable, as of the dates and for the periods indicated; the Financial Statements comply as to form in all material respects with the applicable requirements of Regulation S-X under the Securities Act and Canadian Securities Laws and have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated therein except as may be expressly stated in the related notes thereto; the other financial information included in each of the General Disclosure Package and the Offering Memorandum has been derived from the accounting records of each of the Company, South Kent Wind LP, Grand Renewable Wind LP, Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC, as applicable, and presents fairly the information shown thereby; and the pro forma financial information and the related notes thereto included or incorporated by reference in each of the General Disclosure Package and the Offering Memorandum present fairly in all material respects the information shown thereby and have been prepared in accordance with the applicable requirements of the Securities Act and Canadian Securities Laws, the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the General Disclosure Package and the Offering Memorandum.

(t) Since March 31, 2015, and except as otherwise disclosed in or contemplated by the General Disclosure Package and the Offering Memorandum, there has not been any event or development reasonably likely to result in a Material Adverse Effect.

(u) Except as described in the General Disclosure Package and the Offering Memorandum, there are no legal or governmental proceedings pending, or to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or to which any of the property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may be subject, that if determined adversely to the Company or any of its subsidiaries would be reasonably expected to have a Material Adverse Effect.

(v) Neither the Company nor the Notes Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the net proceeds from the sale of the Securities as described in the Offering Memorandum will be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(w) Except as disclosed in the General Disclosure Package and the Offering Memorandum, the Company and its subsidiaries (i) are, and at all times prior hereto within the applicable statute of limitations have been, in compliance with all applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment and natural resources, or the generation, use, storage, management, treatment, transportation, disposal, release or threatened release of, or exposure to, any material, substance or waste defined or regulated in relevant form, quantity or concentration as Hazardous Materials (as defined below) (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses as currently conducted, (iii) are in compliance with all terms and conditions of any such permit, license or approval, and (iv) do not have any liability in connection with any known or threatened release into the environment of any Hazardous Materials or any Environmental Laws applicable to the Company or its subsidiaries, except in the case of clauses (i) – (iv) above, where failure to comply would not reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum constituents or by-product, (D) any polychlorinated biphenyl, (E) any asbestos and asbestos containing materials, and (F) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other applicable U.S., Canadian and other foreign, federal, state, provincial and local laws and regulations.

(x) None of the Company or any of its subsidiaries, or any director or officer thereof, or, to the knowledge of the Company, any employee, agent, representative or affiliate controlled by the Company or any of its subsidiaries has taken or is aware of any action taken in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of money, property, gifts or anything else of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to improperly influence official action or secure an improper advantage; and the Company, its subsidiaries, and to the knowledge of the Company, their respective affiliates that they control have conducted their businesses on behalf of the Company in compliance with the United States Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) and the Corruption of Foreign Public Officials Act (Canada), and have instituted and maintain policies and procedures designed to promote and achieve compliance with such laws.

(y) The operations of the Company and its subsidiaries are and have been conducted at all times in material compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), and the applicable anti-money laundering statutes of jurisdictions where the Company and its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(z) (i) Neither of the Company nor any of its subsidiaries (collectively, the “Entity”), nor any director or executive officer of the Entity, nor to the knowledge of the Entity, any employee, agent or representative of the Entity acting on the Entity’s behalf, is a person that is, or is owned or controlled by a person that is:

(A) the subject of any sanctions administered or enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council (“UNSC”), the European Union (“EU”), Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), or

(B) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Burma/Myanmar, Cuba, Iran, Libya, North Korea, Sudan and Syria), except to the extent permitted by OFAC.

(ii) The Entity will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person:

(A) for the purpose of funding or facilitating any activities or business of or with any person or in any country or territory that, at the time of such funding or facilitation, is the subject of Sanctions, except to the extent permitted by OFAC; or

(B) in any other manner that will result in a violation of Sanctions by any person (including any person participating in the offering, whether as underwriter, advisor, investor or otherwise) solely as a result of the Company making such proceeds from the offering available to any such person.

(iii) For the past five (5) years, the Entity has not knowingly engaged in, and is not now knowingly engaged in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(aa) Subsequent to the respective dates as of which the information is given in each of the General Disclosure Package and the Offering Memorandum (i) the Company and its subsidiaries have not incurred any material liability or obligation, direct or contingent, nor entered into or approved any material transaction; (ii) the Company has not declared, paid or otherwise made any dividend or distribution on its capital stock; and (iii) there has not been any material change in the share capital, short-term debt or long-term debt of the Company and its subsidiaries, except in each case, as described in, or contemplated by, the General Disclosure Package and the Offering Memorandum.

(bb) There are no existing agreements, arrangements or transactions, between or among the Company or any it its subsidiaries and any officer or director of the Company, or subsidiary or any person related to the Company as described in Item 404(a) of Regulation S-K promulgated under the Securities Act which would be required to be described in the Offering Memorandum if it were a Registration Statement on Form S-3 which are not so described in the Offering Memorandum.

(cc) The Company and its subsidiaries have good and marketable title in fee simple to, or valid and enforceable rights in the nature of a lease, easement, right of way, license or similar right to otherwise use, all real and personal property owned, leased or otherwise controlled by them that is material to the conduct of their respective businesses as described in the General Disclosure Package and the Offering Memorandum, in each case free and clear of all Liens and defects, except such as (i) are described in the General Disclosure Package and the Offering Memorandum or (ii) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries as described in the General Disclosure Package and the Offering Memorandum.

(dd) The Company and its subsidiaries own or possess adequate rights to use all material patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by them in connection with the business now operated by them as described in the General Disclosure Package and the Offering Memorandum except where the failure to own or possess such rights would not have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing, which, if the subject of an unfavorable decision, ruling or finding, would be reasonably expected to have a Material Adverse Effect.

(ee) Except as disclosed in the General Disclosure Package and the Offering Memorandum, the Company and its subsidiaries have, or are entitled to the benefit of, insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are customarily deemed adequate to protect the Company and its subsidiaries and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures (excluding premiums) are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(ff) Except as disclosed in the General Disclosure Package and the Offering Memorandum, the Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state, provincial or foreign governmental or regulatory authorities reasonably necessary to conduct their respective businesses, except where the failure to obtain any such certificates, authorizations or permits would not have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit that, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

(gg) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the General Disclosure Package and the Offering Memorandum, as of the end of the period covered by the most recent audited financial statements included in the General Disclosure Package and the Offering Memorandum there was no, and since such date the Company has not become aware of any, (i) material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) change in the Company’s internal control over financial reporting that has materially adversely affected, or is reasonably likely to materially adversely affect, the Company’s internal control over financial reporting.

(hh) (i) The Company and its consolidated subsidiaries have established and maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed about the Company and its subsidiaries in the reports the Company will file with the Commission under the Exchange Act is accumulated and communicated to management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) except as disclosed in the General Disclosure Package and the Offering Memorandum, such disclosure controls and procedures are effective to a reasonable level of assurance to perform the functions for which they were established.

(ii) Ernst & Young LLP, who has provided an audit report on certain financial statements of the Company included in the General Disclosure Package and the Offering Memorandum, are (i) independent public accountants with respect to each of the Company as required by the Securities Act and the rules and regulations thereof and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of National Instrument 51-102 – Continuous Disclosure Obligations adopted by the Canadian Securities Administrators (“NI 51-102”)) with such firm. There has not been any disagreement (within the meaning of NI 51-102) with Ernst & Young LLP with respect to audits of the Company.

(jj) PricewaterhouseCoopers LLP, who has provided an audit report on certain financial statements of South Kent Wind LP and Grand Renewable Wind LP, which audit reports are included in the General Disclosure Package and the Offering Memorandum, are (i) independent public accountants with respect to South Kent Wind LP and Grand Renewable Wind LP as required by the Securities Act and the rules and regulations thereof and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of NI 51-102) with such firm. There has not been any disagreement (within the meaning of NI 51-102) with PricewaterhouseCoopers LLP with respect to audits of the South Kent Wind LP and Grand Renewable Wind LP financial statements incorporated by reference in the Offering Memorandum.

(kk) KPMG LLP, who has provided an audit report on certain financial statements of Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC, which audit reports are included in the General Disclosure Package and the Offering Memorandum, are (i) independent public accountants with respect to Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC as required by the Securities Act and the rules and regulations thereof and Canadian Securities Laws; and (ii) there has not been any reportable event (within the meaning of NI 51-102) with such firm. There has not been any disagreement (within the meaning of NI 51-102) with KPMG LLP with respect to audits of the Lost Creek Wind Finco, LLC and Lincoln County Wind Project Finco, LLC financial statements incorporated by reference in the Offering Memorandum.

(ll) Each of the Company and its subsidiaries has filed, or caused to be filed, in a timely manner all tax returns, reports and forms (including schedules thereto) that are required to have been filed by it (“Tax Returns”) with the United States Internal Revenue Service, the Canada Revenue Agency or any other federal, state, provincial, local or foreign governmental entity responsible for the imposition, collection or administration of taxes in any jurisdiction (“Taxing Authority”) prior to the date hereof (all of which Tax Returns were correct and complete in all respects), except, in any case, as would not have a Material Adverse Effect.

(mm) Each of the Company and its subsidiaries has (1) paid or had paid on its behalf all taxes payable by it (including any applicable penalties and interest), whether or not a Tax Return is required to be filed in respect thereof, to the extent such taxes have become due and payable, except for any taxes being contested in good faith by appropriate proceedings, (2) collected or withheld all taxes required by law to be collected or withheld by it, and amounts so collected or withheld and not yet remitted, if any, will be remitted to the appropriate Taxing Authority when due, and (3) established reasonable reserves in its accounting records in accordance with GAAP in respect of taxes and assessments, the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings; except, in the case of (1), (2) and (3), as would not reasonably be expected to have a Material Adverse Effect.

(nn) Neither the Company nor any of its subsidiaries is a party to any tax allocation or sharing agreement of any kind, other than (1) the organizational, operating and partnership agreements of the Company and its subsidiaries (for the avoidance of doubt, including tax allocations made pursuant to such agreements), (2) agreements entered into in the ordinary course of business that are not primarily related to taxes, (3) agreements that would not have a Material Adverse Effect or (4) as otherwise disclosed in the General Disclosure Package and the Offering Memorandum.

(oo) No unresolved proceedings, investigations or audits pending or threatened regarding taxes exist with respect to the Company or any of its subsidiaries in respect of fiscal years ending on or before the Closing Time, other than tax audits, proceedings and investigations that (1) have been disclosed to the Initial Purchasers prior to the date hereof for which the Company or its subsidiaries, as applicable, have established reasonable reserves in its accounting records in accordance with GAAP or (2) would not reasonably be expected to have a Material Adverse Effect.

(pp) Each of the Company and its subsidiaries that own operating facilities in the United States meets the requirements for, and has made the necessary filings with, or has been determined by, the Federal Energy Regulatory Commission (“FERC”) to be an exempt wholesale generator (“EWG”) within the meaning of Section 1262(6) of Public Utility Holding Company Act of 2005 (“PUHCA”). Each of the Company and its subsidiaries that is an EWG making wholesale sales not exempt from Section 205 of the Federal Power Act (“FPA”) is authorized by FERC pursuant to Section 205 of the FPA to sell electric power, including energy and capacity and certain ancillary services, at market-based rates and has received or applied for such waivers and blanket authorizations as are customarily granted by FERC to entities authorized to sell electric power at market-based rates, including, but not limited to, authorization to issue securities and assume obligations or liabilities pursuant to Section 204 of the FPA.

(qq) There are no pending FERC proceedings that have been docketed in FERC’s “eLibrary” system in which the EWG status, market-based rate authority or the FPA Section 204 authority of any of the Company and its subsidiaries that have such authority, is subject to withdrawal, revocation or material modification other than FERC rulemakings of general applicability.

(rr) Except as described in the General Disclosure Package and the Offering Memorandum, any of the Company or its subsidiaries with EWG certifications or market-based rate authorizations under Section 205 of the FPA are in compliance in all material respects with the terms and conditions of all orders issued by FERC under Sections 203, 204 and 205 of the FPA.

(ss) The Company is a “holding company” within the meaning of Section 1262(8) of PUHCA solely with respect to its ownership of one or more EWGs and, as such, is exempt from Section 1265 of PUHCA pursuant to Section 1266 of PUHCA and 18 C.F.R. § 366.3.

(tt) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is contemplated or threatened that could reasonably be expected to have a Material Adverse Effect.

(uu) Each “employee benefit plan,” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”) that includes the Company) has or could have any liability, contingent or otherwise (each, a “Plan”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for any failure to comply that would not have a Material Adverse Effect. No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption and transactions that would not have a Material Adverse Effect. For each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no failure to satisfy the “minimum funding standard” or “minimum required contribution” (as such terms are defined in Section 412 or 430 of the Code or Section 302 of ERISA), whether or not waived, has occurred or is reasonably expected to occur, except for any such failure that would not have a Material Adverse Effect. The fair market value of the assets of each Plan that is subject to ERISA and is required to be funded under ERISA equals or exceeds the actuarial present value of the benefit liabilities, within the meaning of Section 4041 of ERISA, under such Plan (determined based on reasonable actuarial assumptions and the asset valuation principles established by the Pension Benefit Guaranty Corporation), except for any failure to be so funded that would not have a Material Adverse Effect. No “reportable event,” as defined in Section 4043 of ERISA (other than an event with respect to which the 30-day notice requirement has been waived), has occurred with respect to any Plan, except for any such event that would not have a Material Adverse Effect. Neither the Company nor any members of its Controlled Group have incurred or reasonably expect to incur (i) liability under Title IV of ERISA with respect to the termination or underfunding of any pension plan, (ii) any withdrawal liability within the meaning of Section 4201 of ERISA, or (iii) liability with respect to any “employee welfare benefit plan” (within the meaning of Section (3)(1) of ERISA) providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code), in each case, except for any such liability that would not have a Material Adverse Effect.

(vv) Each benefit and compensation plan, agreement, policy and arrangement (other than any such Plan, agreement, policy, or arrangement covered by Section 1(uu) hereof) that is maintained, administered, or contributed to by the Company or any of its subsidiaries for current or former employees or directors of, or independent contractors with respect to, the Company or any of its subsidiaries, or with respect to which any of such entities would reasonably be expected to have any current, future or contingent liability or responsibility (each, a “Company Compensation Arrangement”), has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, except for any failure to comply that would not have a Material Adverse Effect. No action, suit, proceeding, hearing or investigation with respect to the administration, or the investment of the assets, of any Company Compensation Arrangement or Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened, except for any such action, suit, proceeding, hearing or investigation that would not have a Material Adverse Effect.

(ww) The statistical, industry-related and market-related data included in the General Disclosure Package and the Offering Memorandum are based on, or derived from, (i) sources that the Company believes to be reliable and accurate in all material respects, and such data agree in all material respects with the sources from which they are derived; or (ii) represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

(xx) As of the date hereof, no acquisition of a “business” has occurred or is “probable” (as each of those terms are used in Rule 3-05 of Regulation S-X promulgated under the Exchange Act (“Rule 3-05”)), that, in each case, would require the inclusion of financial statements for the acquired or to be acquired business or businesses pursuant to Rule 3-05 in a Registration Statement in connection with a registered offering of securities under the Securities Act and that are not otherwise included or incorporated by reference in the General Disclosure Package and the Offering Memorandum.

(yy) Neither the Company, the Notes Guarantor, nor any of their subsidiaries is a party to any contract, agreement, or understanding (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or commission in connection with the offering and sale of the Securities contemplated hereby.

(zz) The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”) and all rules and regulations promulgated thereunder or implementing the provisions thereof.

(aaa) The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(bbb) Neither the issuance, sale and delivery of the Securities nor the application of the proceeds from the sale of thereof as described in each of the General Disclosure Package and the Offering Memorandum will violate Regulation T, U, or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ccc) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the General Disclosure Package and the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(ddd) None of the Company nor its subsidiaries has any debt securities or preferred equity that is rated by any “nationally recognized statistical rating organization” (as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act).

2. Sale and Delivery to Initial Purchasers; Closing.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions hereinafter stated, the Company hereby agrees to issue and sell to the Initial Purchasers, and each Initial Purchaser agrees, severally and not jointly and not jointly and severally, to purchase from the Company at the price set forth in Schedule A, the aggregate principal amount of Firm Securities set forth in Schedule A, plus any additional principal amount of Firm Securities which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(b) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Initial Purchasers, severally and not jointly, to purchase the Optional Securities, at the price set forth in Schedule A not later than 30 days after the date of this Agreement, in connection with the offering and distribution of the Firm Securities upon notice by the Representatives to the Company setting forth the amount of Optional Securities as to which the several Initial Purchasers are then purchasing and the time and date of payment and delivery for such Optional Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the

Optional Securities, each of the Initial Purchasers, acting severally and not jointly, will purchase that proportion of the total principal amount of Optional Securities then being purchased which the number of Firm Securities set forth in Schedule A opposite the name of such Initial Purchaser bears to the total principal amount of Firm Securities, subject in each case to such adjustments as the Representatives in their discretion shall make to ensure that any sales or purchases are in authorized denominations.

(c) Payment of the purchase price for, and delivery of the Firm Securities (which shall be represented by one or more definitive global securities in book-entry form that will be deposited by or on behalf of the Company with the DTCC (as defined below) or its designated custodian) shall be made at the offices of Vinson & Elkins L.L.P., or at such other place as shall be agreed upon by the Representatives and the Company, at 8:00 A.M. (New York City time) on the third (fourth, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Optional Securities are purchased by the Initial Purchasers, payment of the purchase price for, and delivery of, such Optional Securities (which shall be represented by one or more definitive global securities in book-entry form that will be deposited by or on behalf of the Company with the DTCC or its designated custodian) shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company, against delivery to the Representatives for the respective accounts of the Initial Purchasers of certificates for the Securities to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Firm Securities and the Optional Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Firm Securities or the Optional Securities, if any, to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

3. Covenants of the Company.

(a) The Company has delivered to each Initial Purchaser, without charge, as many copies of the Preliminary Offering Memorandum (as amended or supplemented) thereto and documents incorporated by reference therein as such Initial Purchaser reasonably requested, and the Company hereby consents to the use of such copies in the manner contemplated by the Preliminary Offering Memorandum and this Agreement. The Company will furnish to each Initial Purchaser, without charge, such number of copies of the Final Offering Memorandum thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

(b) If at any time prior to the earlier of nine months after the date hereof or the completion of resales of the Securities by the Initial Purchasers, any event shall occur or condition shall exist as a result of which it is necessary, based on advice of counsel for the Initial Purchasers or for the Company, to amend or supplement the General Disclosure Package or the Final Offering Memorandum in order that the General Disclosure Package or the Final Offering Memorandum, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, the Company will promptly give the Representatives notice of such event and prepare any amendment or supplement as may be necessary to correct such statement or omission and furnish to the Representatives for review a copy of each such proposed amendment or supplement; and the Company shall not distribute such proposed amendment or supplement to which the Representatives shall reasonably object.

(c) Until the completion of the initial resales of the Securities by the Initial Purchasers, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act and with Canadian Securities Commissions pursuant to Canadian Securities Laws within the time periods required by the Exchange Act and the rules and regulations of the Commission thereunder and by Canadian Securities Laws, respectively. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules and regulations of the Commission thereunder and Canadian Securities Laws within 48 hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing, as the case may be, and will not file, except with respect to any document that counsel has advised the Company is required to be filed under the Exchange Act or the rules and regulations of the Commission thereunder or Canadian Securities Laws, or use any such document to which the Representatives or counsel for the Initial Purchasers shall reasonably object.

(d) Subject to Section 6(a)(i), the Company will use its best efforts, in cooperation with the Initial Purchasers, to qualify the Securities for offering and sale on a prospectus-exempt basis under the applicable securities laws of such foreign jurisdictions as the Representatives may reasonably request and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(e) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the General Disclosure Package and the Final Offering Memorandum under “Use of Proceeds.”

(f) The Company will cooperate with the Initial Purchasers and use its reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust & Clearing Corporation (“DTCC”).

(g) The Company will not take, directly or indirectly, any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

(h) The Company will use its reasonable best efforts to effect and maintain the listing of the Conversion Shares on Nasdaq and the TSX.

(i) For a period of 90 days after the Closing Time, the Company hereby agrees that it will not, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act (other than any registration statement on Form S-8) or file with a Canadian Securities Commission any prospectus or prospectus supplement relating to, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, without the prior written consent of each of the Representatives, other than (A) the Securities and Conversion Shares to be sold hereunder, (B) any stock options, restricted stock awards, phantom stock awards or other awards or grants to be issued by the Company pursuant to stock incentive plans referred to in each of the General Disclosure Package and the Offering Memorandum, (C) any shares of Common Stock or other securities issued or realized upon the exercise, vesting or settlement of awards or grants issued pursuant to stock incentive plans disclosed in each of the General Disclosure Package and the Final Offering Memorandum and (D) the Offered Shares.

4. Payment of Expenses.

(a) The Company will pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including (i) preparation, issuance and delivery of the Securities to the Initial Purchasers and the Conversion Shares issuable upon conversion thereof and any charges of DTCC in connection therewith, (ii) the fees and disbursements of the Company’s counsel, accountants and other advisors, (iii) the qualification of the Securities under foreign securities laws in accordance with the provisions of Section 3(d) hereof, including the preparation of any Canadian wrapper by special Canadian counsel for the Company), (iv) the preparation, printing and delivery to the Initial Purchasers of copies of each Preliminary Offering Memorandum, any Issuer Written Information, the Final Term Sheet and the Final Offering Memorandum and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Initial Purchasers to investors, (v) all fees and expenses of the Trustee and any expenses of any transfer agent or registrar for the Securities or the Conversion Shares, (vi) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show and (vii) the fees and expenses incurred in connection with the listing of the Conversion Shares on Nasdaq and the TSX.

(b) If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Initial Purchasers for all of their reasonable, documented, out-of-pocket expenses including the reasonable fees and disbursements of counsel for the Initial Purchasers.

5. Conditions to the Initial Purchasers’ Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Notes Guarantor contained herein or in certificates of any officer of the Company or any of its subsidiaries, to the performance by the Company and Notes Guarantor of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) At the Closing Time, the Representatives shall have received (i) the favorable opinion, dated the Closing Time, of Davis Polk & Wardwell LLP, U.S. counsel for the Company, to the effect set forth in Exhibit A-1 hereto, (ii) the favorable opinion, dated the Closing Time, of Dyann S. Blaine, internal counsel of the Company, to the effect set forth in Exhibit A-2 hereto, and (iii) the favorable opinion of Blake, Cassels & Graydon LLP, Canadian counsel for the Company, to the effect set forth in Exhibit A-3 hereto and any additional local counsel required to give favorable opinions in each jurisdiction of Canada where sales occur, in each case in form and substance reasonably satisfactory to counsel for the Initial Purchasers, together with signed or reproduced copies of such letter for each of the other Initial Purchasers and to such further effect as counsel to the Initial Purchasers may reasonably request. In giving such opinions such counsel or the internal counsel of the Company may rely upon the opinions of counsel reasonably satisfactory to counsel for the Initial Purchasers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(b) At the Closing Time, the Representatives shall have received the favorable opinion, dated the Closing Time, of Vinson & Elkins L.L.P., U.S. counsel for the Initial Purchasers and Torys LLP, Canadian counsel for the Initial Purchasers and any additional local counsel required to give favorable opinions in each jurisdiction of Canada where sales occur, together with signed or reproduced copies of such letter for each of the other Initial Purchasers in form and substance reasonably satisfactory to the Representatives. In giving its opinion Vinson & Elkins L.L.P. may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the General Corporation Law of the State of Delaware and the federal securities laws of the United States, upon the opinions of counsel reasonably satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and its subsidiaries and certificates of public officials.

(c) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the General Disclosure Package or the Final Offering Memorandum, a Material Adverse Effect, and the Representatives shall have received a certificate of the Chief Executive Officer and Chief Financial Officer of the Company, dated the Closing Time, to the effect that the representations and warranties of the Company contained in this Agreement are true and correct as of the Closing Time and that the Company has complied in all material respects with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before the Closing Time. The officers signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(d) At the time of the execution of this Agreement, the Representatives shall have received letters from each of Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letters for each of the other Initial Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Offering Memorandum.

(e) At the Closing Time, the Representatives shall have received a letter from Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP, dated as of the Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (d) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(f) The “lock-up” agreements, each substantially in the form of Exhibit B hereto, addressed to the Representatives and signed by certain shareholders, officers and directors of the Company listed on Schedule F hereto relating to sales and certain other dispositions of Common Stock or certain other securities, shall have been delivered to the Representatives on or before the date hereof, and shall be in full force and effect at the Closing Time.

(g) At the Closing Time, the Conversion Shares shall have been approved for listing on Nasdaq, subject only to official notice of issuance, and conditionally approved for listing on the TSX, subject to satisfaction of customary TSX listing requirements.

(h) In the event that the Initial Purchasers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Optional Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) If requested by the Representatives, the favorable opinion of Davis Polk & Wardwell LLP, counsel for the Company, and Dyann S. Blaine, internal counsel of the Company, in each case in form and substance reasonably satisfactory to counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Optional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(ii) If requested by the Representatives, the favorable opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated such Date of Delivery, relating to the Optional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iii) A certificate, dated such Date of Delivery, of the Chief Executive Officer and Chief Financial Officer of the Company, to the same effect as the certificate required by Section 5(c) hereof.

(iv) If requested by the Representatives, letters from each of Ernst & Young LLP, PricewaterhouseCoopers LLP and KPMG LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Representatives pursuant to Section 5(e) hereof, except that the “specified date” in the letters furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(i) At the Closing Time and at each Date of Delivery (if any), counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and Notes Guarantor in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Initial Purchasers.

(j) If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Optional Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Initial Purchasers to purchase the relevant Optional Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 14, 15, 16, and 17 shall survive any such termination and remain in full force and effect.

6. Subsequent Offers and Resales of the Securities.

(a) Each of the Initial Purchasers and the Company hereby establish and agree to observe the following procedures in connection with the offer and sale of the Securities:

(i) Offers and sales of the Securities shall be made to such persons and in such manner as is contemplated by the Offering Memorandum. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. The Company has not entered into any contractual arrangement, other than this Agreement, with respect to the distribution of the Securities or the Conversion Shares issuable upon conversion of the Notes and the Company will not enter into any such arrangement except as contemplated hereby.

(ii) Each Initial Purchaser shall deliver to the Company, as soon as practicable and, in any event, in sufficient time to allow the Company to comply with Canadian Securities Laws and other regulatory requirements applicable in Canada, the full name, residential address or address for service, telephone number, corporate account number, and the name and registered representative number of the Initial Purchaser responsible for the purchase of, and the aggregate principal amount of Securities offered to be purchased by, each person to whom such Initial Purchaser has sold Securities, as well as, in respect of any “distributions” in British Columbia (as defined in Form 45-106F6 of National Instrument 45-106), confirmation as to whether the relevant person to whom such Initial Purchaser has sold Securities has indicated to the Initial Purchaser that it is an insider of the Company or a registrant and the name and telephone number of a contact person for each such purchaser.

(iii) The Securities will not be offered or sold in any manner involving a public offering within the meaning of Section 4(a)(2) of the Securities Act or requiring the filing of a prospectus in any Canadian jurisdiction under applicable Canadian Securities Laws.

(iv) No sale of the Securities to any one Subsequent Purchaser will be for less than U.S. $1,000 principal amount and no Security will be issued in a smaller principal amount. If the Subsequent Purchaser is a non-bank fiduciary acting on behalf of others, each person for whom it is acting must purchase at least U.S. $1,000 principal amount of the Securities.

(b) The Company covenants with each Initial Purchaser as follows:

(i) The Company agrees that it will not and will cause its Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the Securities Act Regulations, such offer or sale would render invalid (for the purpose of (i) the sale of the offered Securities by the Company to the Initial Purchasers, (ii) the resale of the offered Securities by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the offered Securities by such Subsequent Purchasers to others) the exemption from the registration requirements of the Securities Act provided by, in the case of sales of Securities to the Initial Purchasers, Section 4(a)(2) thereof or, in the case of resales by the Initial Purchasers or Subsequent Purchasers, by Rule 144A.

(ii) The Company agrees that, in order to render the offered Securities eligible for resale pursuant to Rule 144A, while any of the offered Securities remain outstanding, it will make available, upon request, to any holder of offered Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the Exchange Act.

(iii) Until the expiration of one year after the original issuance of the offered Securities, the Company will not, and will cause its Affiliates not to, resell any offered Securities which are “restricted securities” (as such term is defined under Rule 144(a)(3)), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker’s transactions).

(iv) Each of the Notes will bear, to the extent applicable, the legend contained in “Transfer Restrictions” in the General Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(v) Each of the Notes sold in Canada will bear the legend referred to in “Representations and Acknowledgements of Purchasers” in the General Disclosure Package and the Final Offering Memorandum for the time period and upon the other terms stated therein.

(c) Each Initial Purchaser severally and not jointly represents and warrants to,

and agrees with, the Company that it is a Qualified Institutional Buyer and an “accredited investor” within the meaning of Rule 501(a) under the Securities Act Regulations. Each Initial Purchaser understands that the Securities have not been and will not be registered under the Securities Act and may not be sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Initial Purchaser understands that the Securities have not and will not be qualified under a prospectus in any jurisdiction in Canada and may only be sold to persons in a manner exempt from the prospectus requirement under Canadian Securities Laws in reliance on one or more exemptions from the prospectus requirement and only to such persons or entities and in such manner that, pursuant to the provisions of the Canadian Securities Laws applicable in the applicable Canadian jurisdictions, no prospectus or similar documents need be filed with or delivered to any Canadian Securities Commissions in any applicable Canadian jurisdictions in connection therewith (other than, if applicable, the post-closing delivery of the Final Offering Memorandum and any required reports pursuant to Canadian Securities Laws applicable in respect of the exempt private placement of the Securities). Each Initial Purchaser severally represents and agrees that it has not sold, and will not sell, any Notes constituting part of its allotment except in accordance with Rule 144A and, to the extent applicable, Canadian Securities Laws. Each Initial Purchaser severally represents and agrees that neither it nor any person acting on its behalf has made or will make offers or sales of the Securities in any manner involving a public offering in the United States within the meaning of Section 4(a)(2) of the Securities Act. Each Initial Purchaser will take reasonable steps to inform, and cause each of its affiliates (as such term is defined in Rule 501(b) under the Securities Act Regulations (each, an “Affiliate”)) to take reasonable steps to inform, persons acquiring Securities from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Securities (A) have not been and will not be registered under the Securities Act, (B) are being sold to them without registration under the Securities Act in reliance on Rule 144A and (C) may not be sold or otherwise transferred except (1) to the Company or one of its subsidiaries, (2) under a registration statement that has been declared effective under the Securities Act, (3) to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Securities for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A, all in compliance with Rule 144A, or (4) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available). In addition, each Initial Purchaser severally and not jointly represents to, and agrees with the Company that, with respect to sales of the Notes in Canada, it will not engage in any “directed selling efforts” as such term is defined under Rule 902(c) of Regulation S under the Securities Act.

7. Indemnification.

(a) The Company and the Notes Guarantor, jointly and severally, agree to indemnify and hold harmless each Initial Purchaser, its Affiliates, its officers, employees, selling agents and each person, if any, who controls any Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in any Preliminary Offering Memorandum, the Final Offering Memorandum, the information contained in the Final Term Sheet, any Issuer Written Information, any General Solicitation or any other information used by or on behalf of the Company in connection with the offer or sale of the Securities (or any amendment or supplement to the foregoing) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; or

(iii) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under 7(a)(i) or 7(a)(ii) above;

(iv) any breach or default under any representation, warranty, covenant or agreement of the Company in this Agreement to or with the Initial Purchasers; or

(v) the Company failing to comply with any requirement of any securities laws relating to the offering of the Securities;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.

(b) Each Initial Purchaser severally agrees to indemnify and hold harmless the Company, the Notes Guarantor, and their respective directors, its officers, its employees and each person, if any, who controls the Company or the Notes Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any Preliminary Offering Memorandum, the Final Offering Memorandum, any Issuer Written Information, any General Solicitation or any other information used by or on behalf of the Company in connection with the offer or sale of Securities (or any amendment or supplement to the foregoing) in reliance upon and in conformity with the Initial Purchaser Information.

(c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 7(a) or 7(b), such person (the “indemnified party”) shall promptly notify, in writing, the person against whom such indemnity may be sought (the “indemnifying party”) (but the failure to so notify an indemnifying party shall not relieve such indemnifying party from its obligations hereunder to the extent it was not materially prejudiced as a result thereof and in any event shall not otherwise relieve it from any liability that it may have otherwise than on account of this indemnity agreement), and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay fees and disbursements of such counsel, calculated on a solicitor and his own client basis, related to such proceeding (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below). In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Initial Purchasers and their respective directors, its officers, its employees and each person, if any, who controls the Company or the Notes Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company and the Notes Guarantor, their respective directors, its officers, its employees and each person, if any, who controls the Company or the Notes Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the

Initial Purchasers and such control persons and affiliates of any Initial Purchasers, such firm shall be designated in writing by the Representatives. In the case of any such separate firm for the Company and the Notes Guarantor, and their respective directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) Notwithstanding the foregoing, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for reasonable fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8. Contribution. To the extent indemnification provided for in Section 7 hereof is unavailable for any reason or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Notes Guarantor, on the one hand, and the Initial Purchasers, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not available for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Notes Guarantor, on the one hand, and of the Initial Purchasers, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Notes Guarantor, on the one hand, and the Initial Purchasers, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, on the one hand, and the total discounts and commissions received by the Initial Purchasers, on the other hand, bear to the aggregate initial offering price of the Securities as set forth on the cover of the Final Offering Memorandum.

The relative fault of the Company and the Notes Guarantor, on the one hand, and the Initial Purchasers, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or then omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or by the Initial Purchasers, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.

The Company, the Notes Guarantor and the Initial Purchasers agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation or any inquiry, investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Securities purchased by it and distributed to the public were offered to the public exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act or Canadian common law or civil law, as applicable) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each officer of an Initial Purchaser, each employee of an Initial Purchaser and each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as such Initial Purchaser, and each director, officer and employee of the Company and the Notes Guarantor as well as, each person, if any, who controls the Company or the Notes Guarantor within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company and the Notes Guarantor. The Initial Purchasers’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the aggregate principal amount of Firm Securities set forth opposite their respective names in Schedule A hereto and not joint.

9. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Initial Purchaser or its Affiliates or selling agents, any person controlling any Initial Purchaser, its officers or directors or any person controlling the Company or the Notes Guarantor and (ii) delivery of and payment for the Securities.

10. Termination of Agreement.

(a) In addition to any other remedies which may be available to the Initial Purchasers, the Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) any inquiry, investigation or other proceeding is commenced or any order is issued under or pursuant to any statute of the United States, Canada or of any state, province or territory thereof or otherwise (other than an inquiry, investigation, proceeding or order based upon the activities or alleged activities of the Initial Purchasers), or there is any change of law, or the interpretation or administration thereof, which in the reasonable opinion of the Representatives operates to prevent or restrict the resale of the Securities, (ii) there shall occur or be discovered by the Representatives any material change in the financial condition, assets, liabilities, business, affairs or operations of the Company and its subsidiaries (taken as a whole), which, in the Representatives’ reasonable opinion, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated by the General Disclosure Package or the Offering Memorandum, (iii) there has occurred any material change in the state of the financial markets, which, in the Representatives’ reasonable opinion, makes it impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated by the General Disclosure Package; (iv) there shall occur or have been announced any change or proposed change in the federal income tax laws of Canada or the United States, the regulations thereunder, current administrative decisions or practices or court decisions, any other applicable rules or the interpretation or administration thereof which, in any such case, in the Representatives’ reasonable opinion, could be expected to have a Material Adverse Effect on the securities of the Company, (v) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, Nasdaq or the TSX, (vi) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market, (vii) a material disruption in commercial banking or securities settlement, payment or clearance services in the United States or Canada shall have occurred, (viii) any moratorium on commercial banking activities shall have been declared by Federal, New York State or Canadian authorities or (ix) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representatives’ judgment, is material and adverse and which, singly or together with any other event specified in this clause (ix), makes it, in the Representatives’ judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package or the Final Offering Memorandum.

(b) If this Agreement is terminated pursuant to this Section 10, such termination shall be without liability of any party to any other party except as provided in Section 4 and provided further that Sections 1, 7, 8, 9, 14, 15, 16, and 17 shall survive such termination and remain in full force and effect.

11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other initial purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a) if the number of Defaulted Securities does not exceed 10% of the aggregate principal amount of the Securities to be purchased on such date, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective purchase obligations hereunder bear to the purchase obligations of all non-defaulting Initial Purchasers, or

(b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Initial Purchasers to purchase, and the Company to sell, the Optional Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Initial Purchaser.

No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Initial Purchasers to purchase and the Company to sell the relevant Optional Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the General Disclosure Package or the Final Offering Memorandum or in any other documents or arrangements. As used herein, the term “Initial Purchaser” includes any person substituted for an Initial Purchaser under this Section 11.

12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed as follows:

If to the Company:

Pier 1, Bay 3

San Francisco, CA 94111

Attention: General Counsel

Fax Number: (415) 362-7900

Email Address: generalcounsel@patternenergy.com

with a copy to:

Davis Polk & Wardwell LLP

450 Lexington Avenue

New York, New York 10017

Facsimile: 212-701-5674

Attention: Richard Truesdell

If to the Representatives:

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

One Bryant Park

New York, New York 10036

Attention: Syndicate Department (facsimile: (646) 855-3073)

With a copy to: ECM Legal (facsimile: (212) 230-8730)

BMO Capital Markets Corp.

3 Times Square, 27th Floor

New York, NY, 10036

Attention: Michael Starzan

Fax Number: (212) 885-4165

Email Address: michael.starzan@bmo.com

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Attention: General Counsel

Facsimile number 1-646-291-1469

with a copy to:

Vinson & Elkins L.L.P.

666 Fifth Avenue, 26th Floor

New York, New York 10103

Facsimile: (917) 849-5353

Attention: Shelley A. Barber

13. No Advisory or Fiduciary Relationship. The Company and the Notes Guarantor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Notes Guarantor, on the one hand, and the several Initial Purchasers, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company or the Notes

Guarantor, any of their respective subsidiaries or their respective stockholders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Notes Guarantor with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Initial Purchaser has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Initial Purchaser has any obligation to the Company or the Notes Guarantor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchasers and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Notes Guarantor and (e) the Initial Purchasers have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company and the Notes Guarantor have consulted their own respective legal, accounting, regulatory and tax advisors to the extent it was deemed appropriate.

14. Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchasers, the Company and the Notes Guarantor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers, the Company and the Notes Guarantor and their respective successors and the controlling persons and officers, employees and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Notes Guarantor and their respective successors, and said controlling persons and officers, employees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

15. Trial by Jury. The Company and the Notes Guarantor (in each case, on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Initial Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

17. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of the Specified Courts in any Related Proceedings. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any Related Proceeding brought in any Specified Court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any Related Proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any Specified Court that any Related Proceeding brought in any such court has been brought in an inconvenient forum.

18. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

19. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent permitted by law, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures the Initial Purchasers could purchase United States dollars with such other currency in The City of New York on the business day preceding that on which final judgment is given. The obligation of the Company with respect to any sum due from it to any Initial Purchaser or any person controlling any Initial Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Initial Purchaser or controlling person of any sum in such other currency, and only to the extent that such Initial Purchaser or controlling person may in accordance with normal banking procedures purchase United States dollars with such other currency. If the United States dollars so purchased are less than the sum originally due to such Initial Purchaser or controlling person hereunder and the Company agree as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser or controlling person against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser or controlling person hereunder, such Initial Purchaser or controlling person agrees to pay to the Company an amount equal to the excess of the dollars so purchased over the sum originally due to such Initial Purchaser or controlling person hereunder.

20. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

21. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchasers, the Company and the Notes Guarantor in accordance with its terms.

Very truly yours,

PATTERN ENERGY GROUP INC.

By:	/s/ Michael J. Lyon
Name:	Michael J. Lyon
Title:	Chief Financial Officer

PATTERN US FINANCE COMPANY LLC

By:	/s/ Michael J. Lyon
Name:	Michael J. Lyon
Title:	Authorized Signatory

CONFIRMED AND ACCEPTED,

            as of the date first above written

MERRILL LYNCH, PIERCE, FENNER & SMITH

                               INCORPORATED

By:	/s/ Prasanth Rao-Kathi
Authorized Signatory

BMO CAPITAL MARKETS CORP.

By:	/s/ Michael Starzan
Authorized Signatory

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Greg Kantrowitz
Authorized Signatory

For themselves and as Representatives of the other Initial Purchasers named in Schedule A hereto.

SCHEDULE A

The purchase price to be paid by the Initial Purchasers for the Firm Notes and the Additional Notes shall be **% of the principal amount thereof plus accrued and unpaid interest, if any, from July 28, 2015.

The interest rate on the Notes shall be 4.00% per annum.

Name of Initial Purchaser	Principal Amount of Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated	56,250,000
BMO Capital Markets Corp.	56,250,000
Citigroup Global Markets Inc.	56,250,000
Morgan Stanley & Co. LLC	28,125,000
RBC Capital Markets, LLC	28,125,000

Total	$225,000,000

SCHEDULE B

PRICING TERM SHEET

Dated July 22, 2015

Pattern Energy Group Inc.

4.00% Convertible Senior Notes due 2020

The information in this pricing term sheet supplements Pattern Energy Group Inc.’s preliminary offering memorandum, dated July 21, 2015 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum. All references to dollar amounts are references to U.S. dollars.

Issuer:	Pattern Energy Group Inc. (The NASDAQ Global Select Market (“Nasdaq”): PEGI / Toronto Stock Exchange: PEG ) (the “Issuer”)

Title of securities:	4.00% Convertible Senior Notes due 2020 (the “notes”)

Aggregate principal amount offered:	$225,000,000 aggregate principal amount of notes

Over-allotment option:	Up to an additional $33,750,000 aggregate principal amount of notes

Use of proceeds:

The Issuer estimates that the net proceeds from the offering of notes will be approximately $218.8 million (or $251.8 million if the initial purchasers exercise their over-allotment option in full), after deducting the initial purchasers’ discounts and commissions and estimated offering expenses payable by the Issuer. The Issuer also expects that it will receive net proceeds from the concurrent offering (as defined below) of approximately $120.2 million (or $138.4 million if the underwriters of that offering exercise their over-allotment option to purchase additional Class A shares in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by the Issuer in connection with that offering.

The Issuer intends to use approximately $95.0 million of the aggregate net proceeds from the offering of notes and from the concurrent offering to repay a portion of the amounts drawn under the Issuer’s revolving credit facility to finance the acquisitions of the Issuer’s interests in the K2 Acquisition, the Lost Creek Acquisition and the Post Rock Acquisition. In addition, the Issuer plans to use approximately $85.8 million to fund the acquisition of the noncontrolling interests in the Gulf Wind project and approximately $154.1 million for the prepayment of the outstanding balance of the Gulf Wind project’s term loan facility. The Issuer intends to use the remaining net proceeds for general corporate purposes. See “Use of Proceeds” in the Preliminary Offering Memorandum.

Maturity date:	July 15, 2020

Interest rate:	4.00% per annum, accruing from the settlement date

Issue price:	The notes will be issued at a price of 100% of their principal amount, plus accrued interest, if any, from the settlement date

Interest payment dates:	Each January 15 and July 15, beginning on January 15, 2016

Initial conversion rate:	35.4925 Class A shares per $1,000 principal amount of notes

Nasdaq consolidated closing bid price on July 22, 2015:	$23.70 per Class A share

Conversion premium:	22.5% above the concurrent offering price (as defined below)

Initial conversion price:	Approximately $28.175 per Class A share

Book-running managers:	Merrill Lynch, Pierce, Fenner & Smith Incorporated BMO Capital Markets Corp. Citigroup Global Markets Inc. Morgan Stanley & Co. LLC RBC Capital Markets, LLC

Trade date:	July 23, 2015

Settlement date:	July 28, 2015

CUSIP/ISIN:	Restricted CUSIP Number: 70338PAA8 Restricted ISIN Number: US70338PAA84

Concurrent offering:	Concurrently with this offering of the notes, the Issuer is offering, in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”) and a distribution to the public qualified in each of the provinces and territories of Canada, and by means of a separate prospectus and prospectus supplement, 5,435,000 of the Issuer’s Class A shares (or 6,250,250 Class A shares if the underwriters for the concurrent offering exercise their over-allotment option to purchase additional Class A shares in full) at an offering price of $23.00 per Class A share (the “concurrent offering price”).

Adjustment to conversion rate upon a make-whole fundamental change:	The following table sets forth the number of “additional shares” (as defined under “Description of Notes—Conversion Rights—Increase in Conversion Rate upon Conversion upon a Make-Whole Fundamental Change” in the Preliminary Offering Memorandum) by which the conversion rate will be increased per $1,000 principal amount of notes for each stock price and effective date set forth below:

	Stock Price
	$23.00	$25.00	$27.00	$28.18	$30.00	$35.00	$40.00	$45.00	$50.00
July 28, 2015	7.9857	5.6833	3.9997	3.2328	2.3091	0.8629	0.2811	0.0735	0.0000
July 15, 2016	7.9857	5.6833	3.9997	3.2328	2.3091	0.8207	0.2400	0.0521	0.0000
July 15, 2017	7.9857	5.6833	3.9997	3.2328	2.2610	0.7100	0.1708	0.0253	0.0000
July 15, 2018	7.9857	5.6833	3.9464	3.0472	1.9926	0.5037	0.0807	0.0000	0.0000
July 15, 2019	7.9857	5.4728	3.3353	2.4080	1.3777	0.1890	0.0000	0.0000	0.0000
July 15, 2020	7.9857	4.5075	1.5445	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the higher and lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $50.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; and

•	if the stock price is less than $23.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate exceed 43.4782 Class A shares per $1,000 principal amount of notes, subject to adjustments in the same manner as the conversion rate as set forth under “Description of Notes—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

General

This communication is intended for the sole use of the person to whom it is provided by the sender. This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any notes in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

The offer and sale of the notes and the Class A shares issuable upon conversion, if any, thereof have not been registered, and will not be registered, under the Securities Act, and the notes may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Accordingly, the notes are being offered and sold only to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act). The notes and the Class A shares issuable upon conversion, if any, have not been and will not be qualified for sale to the public under applicable Canadian securities laws, and accordingly, an offer and sale of the notes in Canada will be made to “accredited investors” (as defined under Canadian securities laws) who are also “qualified institutional buyers” pursuant to available exemptions from the prospectus requirement under applicable Canadian securities laws.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

SCHEDULE C

Issuer Written Information

Final Term Sheet in the form set forth on Schedule B

General Solicitations

None.

SCHEDULE D

Subsidiaries of the Company

Entity	Ownership Interest
Grand Renewable Wind GP Inc.	50%
Grand Renewable Wind LP	45%
Hatchet Ridge Holdings LLC	100%
Hatchet Ridge Wind, LLC	100%
Logan’s Gap B Member LLC	100%
Logan’s Gap Holdings LLC	100%
Logan’s Gap Wind LLC	100%
Nevada Wind Holdings LLC	100%
Ocotillo Express LLC	100%
Ocotillo Wind Holdings LLC	100%
Parque Eólico El Arryán SpA	70%
Pattern Canada Finance Company ULC	100%
Pattern Canada Operations Holdings ULC	100%
Pattern Chile Holdings LLC	100%
Pattern Chile Holdings SpA	100%
Pattern Chile Operators SpA	100%
Pattern El Arrayan Chile SpA	100%
Pattern El Arrayan Holding Limitada	100%
Pattern Finance Chile LLC	100%
Pattern Gulf Wind Equity LLC	100%
Pattern Gulf Wind Holdings LLC	40%
Pattern Gulf Wind LLC	40%
Pattern Operators Canada ULC	100%
Pattern Operators GP LLC	100%
Pattern Operators LP	100%
Pattern Operators Puerto Rico LLC	100%
Pattern Santa Isabel LLC	100%
Pattern St. Joseph Holdings Inc.	100%
Pattern US Finance Company LLC	100%
Pattern US Operations Holdings LLC	100%
Santa Isabel Holdings LLC	100%
South Kent Wind GP Inc.	50%
South Kent Wind LP	50%

Entity	Ownership Interest
Spring Valley Wind LLC	100%
St. Joseph Windfarm Inc.	100%
Panhandle B Holdco LLC	100%
Panhandle B Member LLC	100%
Panhandle B Member 2 LLC	100%
Panhandle Wind Holdings LLC	100%
Panhandle Wind Holdings 2 LLC	81%
Pattern Panhandle Wind LLC	79%
Pattern Panhandle Wind 2 LLC	81%
Lost Creek Wind Finco, LLC	100%
Lost Creek Wind Holdco, LLC	100%
Lost Creek Wind, LLC	100%
Lincoln County Wind Project Holdco, LLC	100%
Post Rock Wind Power Project, LLC	100%
K2 Wind Ontario Limited Partnership	33% LP Interest 0.0033% GP Interest
K2 Wind Ontario Inc.	33%
Fowler Ridge IV B Member LLC	100%
Fowler Ridge IV Wind LLC	100%

SCHEDULE E

Covered Agreements

1.	Bilateral Management Services Agreement by and among the Company and PEG LP dated as of October 2, 2013

2.	First Amendment to Bilateral Management Services Agreement dated as of July 3, 2015 by and among the Company and Pattern Energy Group LP

3.	Contribution Agreement by and among the Company, Pattern Renewables LP and PEG LP

4.	Purchase Rights Agreement by and among PEG LP, the Company, Pattern Energy Group Holdings LP and Pattern Energy GP LLC

5.	Non-Competition Agreement by and between the Company and PEG LP

6.	Registration Rights Agreement between the Company and PEG LP

7.	Participation Agreement A, dated as of December 14, 2010, among Hatchet Ridge Wind, LLC, as Facility Lessee, Hatchet Ridge Wind 2010-A, as Owner Lessor, Wells Fargo Delaware Trust Company, National Association, as Owner Trustee, MetLife Renewables Holding, LLC, as Owner Participant, Wilmington Trust Company, as Indenture Trustee, and Crédit Agricole CIB, as PPA LOC Provider.

8.	Participation Agreement B, dated as of December 14, 2010, among Hatchet Ridge Wind, LLC, as Facility Lessee, Hatchet Ridge Wind 2010-B, as Owner Lessor, Wells Fargo Delaware Trust Company, National Association, as Owner Trustee, MetLife Renewables Holding, LLC, as Owner Participant, Wilmington Trust Company, as Indenture Trustee, and Crédit Agricole CIB, as PPA LOC Provider.

9.	Power Purchase and Sale Agreement, dated as of November 20, 2008, between Pacific Gas and Electric Company and Hatchet Ridge Wind, LLC, as amended by that certain Letter Agreement, dated as of March 30, 2009, and as further amended by that certain Letter Agreement, dated as of June 12, 2009.

10.	Credit Agreement, dated as of February 24, 2010, among Pattern Gulf Wind LLC, as Borrower, Mizuho Corporate Bank, Ltd., acting through its New York Branch, as Administrative Agent for the Lenders, Collateral Agent for the Secured Parties, Joint Lead Arranger and Joint Bookrunner, Banco Espirito Santo, S.A., acting through its New York Branch, as Joint Lead Arranger and Joint Lead Bookrunner, Bayerische Landesbank, acting through its New York Branch, as Joint Lead Arranger and Joint Lead Bookrunner, Commerzbank AG, acting through its New York and Grand Cayman Branches, as Joint Lead Arranger and Joint Lead Bookrunner, HSH Nordbank AG, New York Branch, as Joint Lead Arranger and Joint Lead Bookrunner, ING Capital LLC, as Joint Lead Arranger and Joint Lead Bookrunner, and the lenders from time to time party thereto, as amended by Amendment No. 1 to Credit Agreement, dated as of March 12, 2010, as further amended by Consent and Amendment No. 2, dated as of September 3, 2010, and as further amended by Consent and Amendment No. 3, dated as of July 29, 2011.

11.	ISDA Master Agreement, dated as of March 16, 2010, between Pattern Gulf Wind LLC and Credit Suisse Energy LLC.

12.	Schedule to the 1992 Master Agreement, dated as of March 16, 2010, between Pattern Gulf Wind LLC and Credit Suisse Energy LLC.

13.	Power Purchase and Operating Agreement, dated as of June 11, 2010, between Pattern Santa Isabel LLC and the Puerto Rico Electric Power Authority, as amended by Amendment No. 1, dated as of August 29, 2012.

14.	Financing Agreement, dated as of October 6, 2011, among Pattern Santa Isabel LLC, as Borrower, Deutsche Bank Trust Company Americas, as Administrative Agent and Collateral Agent and Siemens Financial Services, Inc. and the other financial institutions from time to time party thereto, as Lenders.

15.	Financing Agreement, dated as of August 24, 2011, among Spring Valley Wind LLC, as Borrower, Crédit Agricole Corporate and Investment Bank, as Administrative Agent, Co-Bookrunner, Joint Lead Arranger, LC Issuer and Lender, Union Bank, N.A., as Collateral Agent, Co-Bookrunner, Joint Lead Arranger, Syndication Agent and Lender, and Siemens Financial Services, Inc. and the other Lenders party thereto.

16.	Long-Term Firm Portfolio Energy Credit and Renewable Power Purchase Agreement, dated as of January 28, 2010, as amended by the First Amendment, dated as of August 6, 2010, and the Second Amendment, dated as of October 13, 2010, between Nevada Power Company (d/b/a NV Energy) and Spring Valley Wind LLC.

17.	Amended Credit and Security Agreement, dated as of April 4, 2011, between The Manitoba Hydro-Electric Board, as Lender, and St. Joseph Windfarm Inc., as Borrower.

18.	Power Purchase Agreement for Wind Generated Energy, dated as of March 18, 2010, between The Manitoba Hydro-Electric Board (Power Supply Business Unit) and St. Joseph Windfarm Inc.

19.	Power Purchase Agreement, dated as of February 1, 2011, between Ocotillo Express LLC and San Diego Gas & Electric Company, as amended by the First Amendment, dated as of September 28, 2011, as further amended by the Second Amendment, dated as of February 14, 2012, and as further amended by the Third Amendment, dated as of September 14, 2012.

20.

Financing Agreement, dated as of October 11, 2012, among Ocotillo Express LLC, a Delaware limited liability company, as Borrower, Deutsche Bank Trust Company Americas, Trust and Agency Services, as Administrative Agent and Collateral Agent, Deutsche Bank Trust Company Americas, as a Co-Structuring Bank, a Joint Bookrunner, a Mandated Lead Arranger, and the Hedging Coordinator, Royal Bank of Canada, as a Co-Structuring Bank, a Joint Bookrunner, a Mandated Lead Arranger, and the PPA LC Issuing Bank, The Royal Bank of Scotland PLC, as a Mandated Lead Arranger and the DSR LC Issuing Bank, Keybank National Association, as a Mandated Lead Arranger, SG Americas Securities, LLC,

as a Mandated Lead Arranger, Societe Generale, as the O&M LC Issuing Bank, Norddeutsche Landesbank Girozentrale, New York Branch, as a Mandated Lead Arranger, North American Development Bank, as a Mandated Lead Arranger and the NADB Tranche Lender, and the other lenders party thereto, as amended by that certain Waiver and Amendment No. 1, dated as of August 21, 2013.

21.	Power Purchase Agreement, dated as of August 2, 2011, between South Kent Wind LP and Ontario Power Authority, as amended by the Contract Amendment Agreement, dated as of January 28, 2013.

22.	Credit Agreement, dated as of May 3, 2012, among Parque Eólico El Arrayán SpA, as the Borrower, the Bank of Tokyo-Mitsubishi UFJ, Ltd., as a Mandated Lead Arranger, Administrative Agent, and an Issuing Bank, Sumitomo Mitsui Banking Corporation, as a Mandated Lead Arranger, the initial EKF Tranche Lender, the EKF Facility Agent and an Issuing Bank, Crédit Agricole Corporate & Investment Bank, as a Mandated Lead Arranger and an Issuing Bank, the Bank of Tokyo-Mitsubishi UFJ, Ltd., Santiago branch, as the Onshore Collateral Agent for the Secured Parties, Union Bank, N.A., as Offshore Collateral Agent for the Secured Parties, and Eksportlaaneordningen (the Export Credit Arrangement), as the successor EKF Tranche Lender, and the lenders from time to time party thereto, as amended by that certain Amendment No. 1, dated as of June 17, 2012, as further amended by that certain Amendment No. 2, dated as of June 30, 2012, and as further amended by that certain Consent and Amendment No. 3, dated as of September 20, 2012.

23.	Purchase and Sale Agreement, dated as of December 20, 2013, by and between Pattern Canada Operations Holdings ULC and Pattern Energy Group LP (Grand PSA).

24.	Purchase and Sale Agreement, dated as of May 1, 2014, by and among Pattern Energy Group Inc., Pattern Renewables LP and Pattern Energy Group LP (PH1 PSA)

25.	Purchase and Sale Agreement, dated as of December 20, 2013, by and among Pattern Energy Group Inc., Panhandle B Holdco 2 LLC and Pattern Energy Group LP (PH2 PSA).

26.	Management, Operation and Maintenance Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 MOMA).

27.	Project Administration Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 PAA).

28.	Amended And Restated Credit And Guaranty Agreement, dated as of December 17, 2014, among Pattern US Finance Company LLC, Pattern Canada Finance Company ULC, certain subsidiaries of Pattern US Finance Company LLC, certain subsidiaries of Pattern Canada Finance Company ULC, the lenders from time to time party thereto, Royal Bank Of Canada (acting through its New York branch), as Swingline Lender, Royal Bank Of Canada (acting through its New York branch), as Administrative Agent, Royal Bank Of Canada (acting through its New York branch), as Collateral Agent, Royal Bank Of Canada, Bank Of Montreal, Morgan Stanley Bank, N.A. and Citibank, N.A., each as LC Issuing Bank, Bank Of Montreal, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent.

29.	Purchase and Sale Agreement, dated as of December 19, 2014, by and between Pattern Energy Group Inc., as Purchaser, Pattern Renewables LP, as Seller, and (solely for purposes of Section 7.1) Pattern Energy Group LP, as Guarantor.

30.	Management, Operation and Maintenance Agreement, dated as of December 19, 2014, by and between Logan’s Gap Wind LLC and Pattern Operators LP (Logan’s Gap MOMA).

31.	Project Administration Agreement, dated as of December 19, 2014, by and between Logan’s Gap Wind LLC and Pattern Operators LP (Logan’s Gap PAA).

32.	Power Purchase Agreement, dated as of October 17, 2013, by and between Logan’s Gap Wind I, LLC and Wal-Mart Stores, Inc., as amended by the First Amendment dated June 18, 2014 and as further amended by the Second Amendment dated December 9, 2014 (Logan’s Gap PPA).

33.	Construction Loan Financing Agreement, dated as of December 19, 2014, among Logan’s Gap Wind LLC, Citibank, N.A., as Mandated Lead Arranger, MUFG Union Bank, N.A., as Administrative Agent, Société Générale, as Issuing Bank and Mandated Lead Arranger, Keybank National Association, as Mandated Lead Arranger and other lenders party thereto.

34.	Purchase and Sale Agreement, dated as of April 29, 2015, by and among Pattern Energy Group Inc. and Pattern Renewables Development Company LLC and (solely for purposes of Section 7.1) Pattern Energy Group LP

35.	Purchase and Sale Agreement, dated as of April 1, 2015, by and between Wind Capital Group, LLC, Lincoln County Wind Project Finco, LLC and Pattern Energy Group Inc.

36.	Purchase and Sale Agreement, dated as of April 4, 2015, by and among Pattern Canada Finance Company ULC and Pattern Energy Group LP.

37.	Financing Agreement, dated as of April 29, 2015, by and among Fowler Ridge IV Wind Farm LLC, as Borrower, Siemens Financial Services Inc., Keybank National Association, and the other lenders from time to time parties thereto, as Lenders, and Keybank National Association, as Administrative Agent.

38.	Project Administration Agreement, dated as of April 29, 2015, by and between Fowler Ridge IV Wind Farm LLC and Pattern Operators LP.

39.	Management, Operation and Maintenance Agreement, dated as of April 29, 2015, by and between Fowler Ridge IV Wind Farms LLC and Pattern Operators LP.

40.	Credit Agreement, dated as of March 20, 2014, by and among K2 Wind Ontario Limited Partnership, as Borrower, and K2 Wind Ontario Inc., as Guarantor, and Mizuho Bank, Ltd., as Administrative Agent, and Mizuho Bank, Ltd., Canada Branch, as Collateral Agent and Account Bank, and Mizhuho Bank, Ltd., The Bank of Tokyo-Mitsubishi UFJ, Ltd. and Union Bank, N.A., as Joint Bookrunners, and the several Mandated Lead Arrangers and Lenders thereto.

41.	Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of June 12, 2015, by and among Pattern US Finance Company LLC, Pattern Canada Finance Company LLC, Royal Bank of Canada, as Administrative Agent, and the other parties thereto.

42.	Management, Operation, and Maintenance Services Agreement, dated as of March 20, 2014, by and between Pattern Operators Canada ULC and K2 Wind Ontario Limited Partnership.

43.	K2 Wind Project Power Purchase Agreement, dated as of August 3, 2011, by and between Ontario Power Authority and K2 Wind Ontario Limited Partnership.

44.	Amended and Restated Credit Agreement, dated as of April 5, 2011, by and among, Lost Creek Wind, LLC, as Borrower, Various Financial Institutions, as Lenders, Norddeutsche Landesbank Girozentrale, New York Branch, as Collateral Agent, Norddeutsche Landesbank Girozentrale, New York Branch, as Administrative Agent, and the other parties thereto.

45.	Operation and Maintenance Management Agreement, dated as of October 22, 2009, by and between Lost Creek Wind, LLC and WCG Asset Operations, LLC.

46.	Wind Generation Purchase Agreement, dated as of December 16, 2008, by and between Associated Electric Cooperative, Inc. and Lost Creek Wind, LLC.

47.	Amendment to Purchase Agreement, dated as of December 30, 2011, by and among Lincoln County Wind Project Holdings, LLC, Hillard Energy, Ltd., Skyward Energy, Ltd., and Post Rock Wind Power Project, LLC.

48.	Operation and Maintenance Management Agreement, Dated as of December 30, 2011, by and between Post Rock Wind Power Project, LLC and WCG Asset Operations.

49.	Construction Loan Agreement, dated as of December 30, 2011, by and among Post Rock Wind Power Project, LLC, as Borrower, Various Financial Institutions, as Lenders, Bayerische Landesbank, New York Branch, as Co-Bookrunner, Mandated Lead Arranger, the Collateral Agent and the Administrative Agent, Cooperative Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank Nederland”, New York Branch, as Co-Bookrunner, Mandated Lead Arranger and the Documentation Agent, and Norddeutsche Landesbank Girozentrale, New York Branch and Union Bank, N.A., as Co-Syndication Agents and Mandated Lead Arrangers.

50.	ISDA Master Agreement, dated as of December 30, 2011, by and between Bayerische Landesbank, New York Branch, and Lincoln County Wind Project Holdco, LLC.

51.	ISDA Master Agreement, dated as of December 30, 2011, by and between Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A. “Rabobank International” and Lincoln County Wind Project Holdco, LLC.

52.	Renewable Energy Purchase Agreement, date as of December 6, 2010, by and between Post Rock Wind Power Project, LLC and Westar Energy Inc.

53.	Purchase Agreement, dated as of July 14, 2015, by and between Metlife Capital and Pattern Gulf Wind Equity LLC.

54.	Purchase Agreement, dated as of July 20, 2015, by and between Pattern Gulf Wind Equity 2 LLC and Pattern Gulf Wind Equity LLC.

55.	Amendment Number 1 to Purchase and Sale Agreement, dated as of February 27, 2015, by and among Pattern Energy Group Inc., Pattern Renewables LP and Pattern Energy Group LP.

SCHEDULE F

List of Persons Subject to Lock-up

Michael M. Garland

Hunter H. Armistead

Daniel M. Elkort

Michael J. Lyon

Esben W. Pedersen

Eric S. Lillybeck

Dean S. Russell

Christopher M. Shugart

Dyann S. Blaine

Michael B. Hoffman

The Lord Browne of Madingley

Douglas G. Hall

Patricia M. Newson

Alan R. Batkin

Patricia Bellinger

Pattern Renewables LP

Pattern Energy Group LP

Exhibit A-1

Form of Opinion of Davis Polk & Wardwell LLP, U.S. counsel for the Company

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

BMO Capital Markets Corp.

Citigroup Global Markets Inc.

as Representatives of the several Initial Purchasers referred to below

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

      One Bryant Park

      New York, New York 10036

c/o BMO Capital Markets Corp.

      3 Times Square, 27th Floor

      New York, New York 10036

c/o Citigroup Global Markets Inc.

      388 Greenwich Street

      New York, New York 10013

Ladies and Gentlemen:

We have acted as special counsel for Pattern Energy Group Inc., a Delaware corporation (the “Company”), and Pattern US Finance Company LLC, a Delaware limited liability company, as guarantor (the “Guarantor”), in connection with the Purchase Agreement dated July 22, 2015 (the “Purchase Agreement”) with you and the other several Initial Purchasers named in Schedule A thereto under which you and such other Initial Purchasers have severally agreed to purchase from the Company $225,000,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2020 (the “Notes”). [The Notes include $[●] aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2020 to be purchased pursuant to the over-allotment option provided for by the Purchase Agreement.] The Notes are to be issued pursuant to the provisions of the Indenture dated as of July 28, 2015 (the “Indenture”) among the Company, the Guarantor and Deutsche Bank Trust Company Americas, as trustee, and are convertible on the terms set forth in the Indenture into cash and/or shares of Class A common stock, $0.01 par value per share (the “Underlying Securities”), of the Company. The Notes will be guaranteed by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”).

We have examined originals or copies of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion.

We have also participated in the preparation of the preliminary offering memorandum dated July 21, 2015 and the final offering memorandum dated July 22, 2015, other than the documents incorporated by reference therein (the “Incorporated Documents”), relating to the Securities and have reviewed the Incorporated Documents. The final offering memorandum, including the Incorporated Documents, is hereinafter referred to as the “Final Memorandum.”

In rendering the opinions expressed herein, we have, without independent inquiry or investigation, assumed that (i) all documents submitted to us as originals are authentic and complete, (ii) all documents submitted to us as copies conform to authentic, complete originals, (iii) all documents filed with or submitted to the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting, (iv) all signatures on all documents that we reviewed are genuine, (v) all natural persons executing documents had and have the legal capacity to do so, (vi) all statements in certificates of public officials and officers of the Company and the Guarantor that we reviewed were and are accurate and (vii) all representations made by the Company and the Guarantor as to matters of fact in the documents that we reviewed were and are accurate.

Based upon the foregoing, and subject to the additional assumptions and qualifications set forth below, we are of the opinion that:

1. The Company and the Guarantor are validly existing as a corporation or limited liability company in good standing under the laws of the State of Delaware, and the Company and the Guarantor have corporate or limited liability company power, as applicable, and authority to issue the Securities, to enter into the Purchase Agreement and to perform their obligations thereunder.

2. The Purchase Agreement has been duly authorized, executed and delivered by the Company and the Guarantor.

3. The Notes have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Initial Purchasers pursuant to the Purchase Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability, and will be entitled to the benefits of the Indenture pursuant to which such Notes are to be issued; provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above, (y) the validity, legally binding effect or enforceability of any provision in the Notes that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Notes to the extent determined to constitute unearned interest.

4. The Underlying Securities initially issuable upon conversion of the Notes have been duly authorized and reserved and, when issued upon conversion of the Notes in accordance with the terms of the Notes, will be validly issued, fully paid and non-assessable.

5. The Indenture has been duly authorized, executed and delivered by the Company and the Guarantor and is a valid and binding agreement of the Company and the Guarantor, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability; provided that we express no opinion as to (w) the enforceability of any waiver of rights under any usury or stay law, (x)(i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above or (ii) any provision of the Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of any Guarantor’s obligation, (y) the validity, legally binding effect or enforceability of Section [14.03] of the Indenture or any related provision in the Securities that requires or relates to adjustments to the conversion rate at a rate or in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture or (z) the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Securities to the extent determined to constitute unearned interest.

6. It is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchasers under the Purchase Agreement or in connection with the initial resale of such Securities by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Final Memorandum to register the Securities under the Securities Act of 1933, as amended, or to qualify the Indenture under the Trust Indenture Act of 1939, as amended, it being understood that no opinion is expressed as to any subsequent offer or resale of any Security or Underlying Security.

7. The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Final Memorandum will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

8. The execution and delivery by the Company of, and the performance by the Company of its obligations under, the Indenture, the Notes and the Purchase Agreement (collectively, the “Documents”) and the execution and delivery by the Guarantor of, and the performance by the Guarantor of its obligations under, the Documents will not contravene (i) any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act, provided that we express no opinion as to federal or state securities laws, (ii) the certificate of incorporation, by-laws, certificate of formation or limited liability company agreement of the Company or the Guarantor, as applicable, or (iii) any agreement that is specified in Annex A hereto.

9. No consent, approval, authorization, or order of, or qualification with, any governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Documents, or the General Corporation Law of the State of Delaware or the Delaware Limited Liability Company Act is required for the execution, delivery and performance by the Company or the Guarantor of its respective obligations under the Documents, except such as may be required under federal or state securities or Blue Sky laws as to which we express no opinion in this paragraph.

We have considered the statements included in the Final Memorandum under the caption “Description of Notes” insofar as they summarize provisions of the Indenture and the Securities and under the caption “Description of Capital Stock” insofar as they summarize provisions of the certificate of incorporation and by-laws of the Company. In our opinion, such statements fairly summarize these provisions in all material respects. The statements included in the Final Memorandum under the caption “Certain U.S. Federal Income Tax Considerations,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, in our opinion are accurate in all material respects.

In rendering the opinions in paragraphs (2) through (5) above, we have assumed that each party to the Documents has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of each Document to which it is a party, (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party, provided that we make no such assumption to the extent that we have specifically opined as to such matters with respect to the Company and the Guarantor, and (ii) each Document (other than the Purchase Agreement) is a valid, binding and enforceable agreement of each party thereto (other than as expressly covered above in respect of the Company and the Guarantor).

In rendering the opinions set forth in paragraph (6) above, we have assumed the accuracy of, and compliance with, the representations, warranties and covenants of the Company, the Guarantor and the Initial Purchasers in the Purchase Agreement relating to the offering and the initial resale of the Securities.

We are members of the Bar of the State of New York, and the foregoing opinion is limited to the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act, except that we express no opinion as to any law, rule or regulation that is applicable to the Company or the Guarantor, the Documents or such transactions solely because such law, rule or regulation is part of a regulatory regime applicable to any party to any of the Documents or any of its affiliates due to the specific assets or business of such party or such affiliate.

This letter is delivered solely to you and the other several Initial Purchasers in connection with the Purchase Agreement. This letter may not be relied upon by you or the other several Initial Purchasers for any other purpose or relied upon by any other person (including any person acquiring Securities from you or the other several Initial Purchasers) or furnished to any other person without our prior written consent.

Very truly yours,

Annex A

1.	Amended and Restated Credit and Guaranty Agreement, among Pattern US Finance Company LLC, Pattern Canada Finance Company ULC, as borrowers, certain subsidiaries of the borrowers, the lenders party thereto from time to time, Royal Bank of Canada, as Swingline Lender, Administrative Agent and Collateral Agent, Bank of Montreal, as Syndication Agent, and Morgan Stanley Senior Funding, Inc., as Documentation Agent, dated as of December 17, 2014.

2.	Amendment No. 1 to Amended and Restated Credit and Guaranty Agreement, dated as of June 12, 2015, by and among Pattern US Finance Company LLC, Pattern Canada Finance Company LLC, Royal Bank of Canada, as Administrative Agent, and the other parties thereto.

3.	The Company’s 2013 Equity Incentive Award Plan.

4.	Form of the Company’s 2013 Incentive Bonus Plan.

5.	Form of Stock Option Agreement under 2013 Equity Incentive Award Plan.

6.	Form of Restricted Stock Agreement under 2013 Equity Incentive Award Plan.

7.	Form of Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan.

8.	Form of Deferred Restricted Stock Unit Agreement under 2013 Equity Incentive Award Plan.

9.	Form of Indemnification Agreement between the Company and each of its Executive Officers and Directors.

10.	Registration Rights Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

11.	Contribution Agreement among the Company, Pattern Renewables LP, Pattern Energy Group LP, and Pattern Renewable Holdings Canada ULC, dated as of October 2, 2013.

12.	Purchase Rights Agreement among the Company, Pattern Energy Group LP, Pattern Energy Group Holdings LP and Pattern Energy GP LLC, dated as of October 2, 2013.

13.	Bilateral Management Services Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

14.	First Amendment to Bilateral Management Services Agreement dated as of July 3, 2015 by and between the Company and Pattern Energy Group LP.

15.	Non-Competition Agreement between the Company and Pattern Energy Group LP, dated October 2, 2013.

16.	Shareholder Approval Rights Agreement between the Company and Pattern Energy Group LP, dated as of October 2, 2013.

17.	Purchase and Sale Agreement, dated as of December 20, 2013, by and between Pattern Canada Operations Holdings ULC and Pattern Energy Group LP (Grand PSA).

18.	Purchase and Sale Agreement, dated as of December 20, 2013, by and among the Company, Panhandle B Holdco 2 LLC and Pattern Energy Group LP (PH2 PSA).

19.	Management, Operation and Maintenance Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 MOMA).

20.	Project Administration Agreement, dated as of December 20, 2013, by and between Pattern Panhandle Wind 2 LLC and Pattern Operators LP (PH2 PAA).

21.	Purchase and Sale Agreement, dated as of May 1, 2014, by and among the Company, Pattern Renewables LP and Pattern Energy Group LP (PH1 PSA).

22.	Purchase and Sale Agreement by and among the Company, as Purchaser, Pattern Renewables LP, as Seller, and (solely for purposes of Section 7.1) Pattern Energy Group LP, as Guarantor, dated as of December 19, 2014 (Logan’s Gap PSA).

23.	Purchase and Sale Agreement, dated as of April 29, 2015, by and between the Company, Pattern Renewables Development Company LLC, and (as guarantor for certain obligations) Pattern Energy Group LP.

24.	Purchase and Sale Agreement dated as of April 1, 2015 by and between Wind Capital Group, LLC, a Delaware limited liability company, Lincoln County Wind Project Finco, LLC, a Delaware limited liability company, and the Company.

25.	Purchase and Sale Agreement, dated as of April 4, 2015, by and between Pattern Canada Finance Company ULC, a Nova Scotia unlimited liability company, and Pattern Energy Group LP, a Delaware limited partnership.

26.	Purchase Agreement, dated as of July 14, 2015, by and between Metlife Capital and Pattern Gulf Wind Equity LLC.

27.	Purchase Agreement, dated as of July 20, 2015, by and between Pattern Gulf Wind Equity 2 LLC and Pattern Gulf Wind Equity LLC.

28.	Amendment Number 1 to Purchase and Sale Agreement, dated as of February 27, 2015, by and among Pattern Energy Group Inc., Pattern Renewables LP and Pattern Energy Group LP.

[●], 2015

Merrill Lynch, Pierce, Fenner & Smith

                     Incorporated

BMO Capital Markets Corp.

Citigroup Global Markets Inc.

as Representatives of the several Initial Purchasers referred to below

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

      One Bryant Park

      New York, New York 10036

c/o BMO Capital Markets Corp.

      3 Times Square, 27th Floor

      New York, New York 10036

c/o Citigroup Global Markets Inc.

      388 Greenwich Street

      New York, New York 10013

Ladies and Gentlemen:

We have acted as special counsel for Pattern Energy Group Inc., a Delaware corporation (the “Company”), and Pattern US Finance Company LLC, a Delaware limited liability company, as guarantor (the “Guarantor”), in connection with the Purchase Agreement dated July 22, 2015 (the “Purchase Agreement”) with you and the other several Initial Purchasers named in Schedule A thereto under which you and such other Initial Purchasers have severally agreed to purchase from the Company $225,000,000 aggregate principal amount of its 4.00% Convertible Senior Notes due 2020 (the “Notes”). [The Notes include $[•] aggregate principal amount of the Company’s 4.00% Convertible Senior Notes due 2020 to be purchased pursuant to the over-allotment option provided for by the Purchase Agreement.] The Notes will be guaranteed by the Guarantor (the “Guarantee” and, together with the Notes, the “Securities”).

We have participated in the preparation of the preliminary offering memorandum dated July 21, 2015 (the “Preliminary Offering Memorandum”) and the final offering memorandum dated July 22, 2015, other than the documents incorporated by reference therein (the “Incorporated

Documents”), relating to the Securities, and have reviewed the Incorporated Documents. The final offering memorandum, including the Incorporated Documents, is hereinafter referred to as the “Final Memorandum.” The Preliminary Offering Memorandum, including the Incorporated Documents, together with the pricing term sheet attached as Schedule B to the Purchase Agreement, is hereinafter referred to as the “Disclosure Package.”

We have, without independent inquiry or investigation, assumed that all documents filed with or submitted to the Securities and Exchange Commission through its Electronic Data Gathering, Analysis and Retrieval (“EDGAR”) system (except for required EDGAR formatting changes) conform to the versions of such documents reviewed by us prior to such formatting.

The primary purpose of our professional engagement was not to establish or confirm factual matters or financial, accounting or quantitative information. Furthermore, many determinations involved in the preparation of the Final Memorandum and the Disclosure Package are of a wholly or partially non-legal character or relate to legal matters outside the scope of our opinion separately delivered to you today in respect of certain matters under the laws of the State of New York, the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. As a result, we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Final Memorandum or the Disclosure Package, and we have not ourselves checked the accuracy, completeness or fairness of, or otherwise verified, the information furnished in such documents (except to the extent expressly set forth in our opinion letter separately delivered to you today as to statements included in the Final Memorandum under the captions “Description of Notes,” “Description of Capital Stock” and “Certain U.S. Federal Income Tax Considerations”). However, in the course of our acting as counsel to the Company in connection with the preparation of the Final Memorandum and the Disclosure Package, we have generally reviewed and discussed with your representatives and your counsel and with certain officers and employees of, and independent public accountants for, the Company, Lost Creek Wind Finco, LLC, Lincoln County Wind Project Holdco, LLC, Panhandle Wind Holdings LLC, Panhandle B Member 2 LLC and South Kent Wind LP, and Canadian counsel to the Company and the Guarantor the information furnished, whether or not subject to our check and verification. We have also reviewed and relied upon certain corporate records and documents, letters from counsel and accountants and oral and written statements of officers and other representatives of the Company and others as to the existence and consequence of certain factual and other matters.

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated above, nothing has come to our attention that causes us to believe that:

(a) at 8:00 P.M. New York City time on the date of the Purchase Agreement, the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(b) the Final Memorandum as of its date or as of the date hereof contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Initial Purchasers, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Disclosure Package or the Final Memorandum. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

This letter is delivered solely to you and the other several Initial Purchasers in connection with the Purchase Agreement. This letter may not be relied upon by you or the other several Initial Purchasers for any other purpose or relied upon by any other person (including any person acquiring Securities from you or the other several Initial Purchasers) or furnished to any other person without our prior written consent.

Very truly yours,

Exhibit A-2

Form of Opinion of Dyann S. Blaine

1.	To the best of my knowledge, the execution and delivery by the Company or the Notes Guarantor of the Operative Documents and the consummation of the transactions contemplated thereby do not on the date hereof conflict with, result in a breach or violation of or constitute a default under any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any of its subsidiaries, except for any such breach, violation, or default would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), shareholders’ equity, business, properties, results of operations of the Company and its subsidiaries, taken as a whole.

Exhibit A-3

Form of Opinion of Blake, Cassels and Graydon LLP

i.	The issuance and sale of the Notes by the Company to the Initial Purchasers, and the distribution of the Notes by the Initial Purchasers to purchasers thereof resident in the provinces of Alberta, British Columbia, Ontario and Québec by or through registrants registered in the appropriate category under the applicable Canadian Securities Laws in such provinces, in accordance with the terms of the Purchase Agreement are exempt from the prospectus requirements of applicable Canadian Securities Laws in such provinces, and no documents are required to be filed, proceedings taken or approvals, permits, consents or authorizations of any regulatory authority obtained by the Company under applicable Canadian Securities Laws in such provinces to permit the issue and sale of the Notes by the Company to the Initial Purchasers, and such distribution of the Notes by the Initial Purchasers to such purchasers in the provinces of Alberta, British Columbia, Ontario and Québec, other than the filing of (i) a report of exempt distribution in the relevant province within 10 days after the date hereof in the form prescribed by applicable Canadian Securities Laws of the applicable province, together with any required filing fee, and (ii) the Canadian Offering Memorandum with the securities regulatory authorities of the relevant provinces.

ii.	The first trade of the Notes by a purchaser thereof resident in the province of Alberta, British Columbia, Ontario or Québec from the Initial Purchasers, other than a trade which is otherwise exempt from the prospectus requirement under applicable Canadian Securities Laws of such province, is a distribution subject to the prospectus requirements of Canadian Securities Laws of such province unless:

a.	the Company is and has been a “reporting issuer” (as defined under Canadian Securities Laws) in a jurisdiction of Canada for the four months immediately preceding the trade;

b.	at the time of the trade, at least four months have elapsed from the “distribution date” (as such term is defined in Section 1.1 of National Instrument 45-102 – Resale of Securities (“NI 45-102”) of the Notes;

c.	the certificate representing the Notes carries a legend stating:

i.	“Unless permitted under securities legislation, the holder of this security must not trade the security before ● [insert the date that is four months and a day after the distribution date]”;

d.	if the Notes are entered into a direct registration or other electronic book-entry system, or if the purchaser of Notes did not directly receive a certificate representing the Notes, the purchaser of Notes received written notice containing the legend restriction notation set out in the immediately preceding subsection;

e.	the trade is not a “control distribution” (as such term is defined in Section 1.1 of NI 45-102);

f.	no unusual effort is made to prepare the market or to create a demand for the Notes that are the subject of the trade;

g.	no extraordinary commission or consideration is paid to a person or company in respect of the trade; and

h.	if the selling holder of Notes is an “insider” or “officer” of the Company (as such terms are defined under Canadian Securities Laws), the selling holder of Notes has no reasonable grounds to believe that the Company is in default of “securities legislation” (as such term is defined in National Instrument 14-101 – Definitions).

iii.	No registration, filing or recording of the Indenture is required under the laws of the Provinces of Alberta, British Columbia, Ontario or Québec, or the laws of Canada applicable therein, to preserve or protect the validity or enforceability of the Indenture or the Notes.

iv.	The issuance of the Notes and sale of the Notes to the Initial Purchasers in accordance with the provisions of the Purchase Agreement, the execution and delivery of the Purchase Agreement by the Company and the Guarantor, and the performance by each of the Company and the Guarantor of the terms of their respective obligations under the Purchase Agreement, do not conflict with, and will not result in any breach or violation of, any of the provisions of the laws of Alberta, British Columbia, Ontario or Québec or the federal laws of Canada applicable to the Company or the Guarantor.

v.	The statements set out in the Canadian Offering Memorandum relating to the offering of the Notes under the heading “Material Canadian Federal Income Tax Considerations”, subject to the limitations, assumptions and qualifications and relying upon the matters set out therein, insofar as they purport to describe the provisions of the laws referred to therein, are accurate and fair summaries of the provisions described therein.

vi.	The statements in the U.S. Offering Memorandum and the Canadian Offering Memorandum under the heading “Business – Regulatory Matters – Environmental Permitting – Canada”, insofar as they purport to describe the provisions of the laws referred to therein, are accurate and fair, subject to the limitations and qualifications stated or referred to in the U.S. Offering Memorandum and the Canadian Offering Memorandum.

The Company will deliver to the Initial Purchasers opinions equivalent to those referred to in paragraphs i. and ii. above in respect of the Canadian provinces and territories other than Alberta, British Columbia, Ontario and Québec to the extent that the Initial Purchasers re-sell any Notes to purchasers resident in such Canadian jurisdictions. In rendering their opinions, Blake, Cassels & Graydon LLP may rely as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and the Guarantor and public officials.

Exhibit B

Form of Lock-up Agreement

[●], 2015

MERRILL LYNCH, PIERCE FENNER & SMITH

                               INCORPORATED

BMO CAPITAL MARKETS CORP.

CITIGROUP GLOBAL MARKETS INC.

c/o Merrill Lynch, Pierce, Fenner & Smith

                            Incorporated

      One Bryant Park

      New York, New York 10036

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Initial Purchasers, propose to enter into a Purchase Agreement (the “Purchase Agreement”) with Pattern Energy Group Inc., a Delaware corporation (the “Company”) and Pattern US Finance Company LLC (the “Notes Guarantor”), providing for the purchase by the Initial Purchasers of 4.00% Convertible Senior Notes due 2020 (the “Notes”) of the Company. The Notes will be convertible into cash and shares of the Company’s Class A common stock, par value $0.01 per share (the “Common Stock”), will be guaranteed by the Notes Guarantor (the “Guarantee,” and together with the Notes, the “Securities”), and the Initial Purchasers propose to reoffer the Securities (the “Offering”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Purchase Agreement.

In consideration of the Initial Purchasers’ agreement to purchase and make the Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp. and Citigroup Global Markets Inc., on behalf of the Initial Purchasers the undersigned will not, during the period ending 90 days after the Closing Time, (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, Common Stock or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Canadian Securities Laws and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale pledge or disposition, or (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise, or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchange for Common Stock without the prior written consent of the Representative, in each case other than (A) transfers of shares of Common Stock as a bona fide gift or gifts, (B) transfers of shares of Common Stock by will or the laws of intestacy, (C) transfers of shares of Common Stock to any person related to the undersigned by blood, marriage or adoption, but no more than first cousin or a trust formed for the benefit of such related person, (D) transfers of shares of Common Stock pursuant to domestic relations or court orders (E) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act or similar plans permitted under Canadian provincial securities laws for the transfer of Common Stock, provided that, except as contemplated by (F) below or required by law, such plan does not provide for the transfer of Common Stock during the 60-day period, no filing under Section 16(a) of the Exchange Act or under the securities laws and regulations of the provinces of Canada shall be made in connection with the implementation of any such plan and none of the Company, the undersigned or any of their respective representatives shall announce or publicly disclose the establishment of such a plan during the 60-day period, (F) transfers of shares of Common Stock solely for the purpose of satisfying tax withholding amounts that become due in connection with the vesting of awards granted under an equity incentive plan of the Company, (G) in the case of corporations or other entities, transfers of shares of Common Stock to affiliates; provided that, in each case, each donee or transferee shall execute and deliver to Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp., and Citigroup Global Markets Inc., a lock-up letter in the form of this paragraph; and provided, further, that no filing by any party (donor, donee, transferor, or transferee) under the Securities Exchange Act of 1934, as amended, or Canadian Securities Laws, or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made prior to the expiration of the 60-day period referred to above), (H) the sale of shares of Common Stock pursuant to a trading plan established pursuant to Rule 10b5-1 of the Securities Act of 1933, as amended; provided that (i) such trading plan is in effect as of the date hereof and (ii) any filing made under Section 16(a) of the Exchange Act or under the securities laws and regulations of the provinces of Canada includes a footnote that expressly states that the sale was made pursuant to a Rule 10b5-1 trading plan, or (I) the offer and sale of the Offered Shares1. Notwithstanding the foregoing, in the case of the officers of the Company, transfers in the aggregate of up to 5,000 shares of Common Stock during the period ending 90 days after the Closing Date may be made without the prior written consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, BMO Capital Markets Corp. and Citigroup Global Markets Inc.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this

[1]

With respect to Pattern Renewables’ lock-up: or (J) the pledge or hypothecation, or other granting of a security interest in, up to 15,300,000 shares of Common Stock to one or more banks or financial institutions as collateral or security pursuant to the Margin Loan Agreement, dated May 6, 2014, between Pattern Development Finance Company and the lenders party thereto, and any transfer upon foreclosure upon such shares.

Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs, or personal representatives of the undersigned.

The undersigned understands that, if (i) the Purchase Agreement does not become effective, (ii) if the Purchase Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder or (iii) the Offering is not completed by August 15, 2015, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Initial Purchasers are entering into the Purchase Agreement and proceeding with the Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy, or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title: